EXHIBIT A-1

FORM OF CLASS [AF-__]  [AV-__] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF AN ERISA-RESTRICTED TRUST CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT (OR IN THE CASE OF THE CLASS AF-1 CERTIFICATES, THE TERMINATION OF THE SWAP AGREEMENT AND THE CLASS AF-1 CAP AGREEMENT) SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT (OR IN THE CASE OF THE CLASS AF-1 CERTIFICATES, THE TERMINATION OF THE SWAP AGREEMENT AND THE CLASS AF-1 CAP AGREEMENT) TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

Certificate No.

:

1

Cut-off Date

:

May 1, 2007

First Distribution Date

:

June 25, 2007

Initial Certificate Principal

Amount of this Certificate

(“Denomination”)

:

Initial Certificate Principal

Amount of all Certificates

of this Class

:

CUSIP

:

Interest Rate

:

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class [AF-__] [AV-__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO.  is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Swap Agreement (or in the case of the Class AF-1 Certificates, the termination of the Swap Agreement and the Class AF-1 Cap Agreement) shall be made unless the Trustee shall have received a representation letter from the transferee of this Certificate to the effect that either (i) such transferee is neither an employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity (a “Plan”) nor a person acting on behalf of any such plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of this Certificate are eligible for exemptive relief under prohibited transaction class exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA.  Any purported transfer of this Certificate prior to the termination of the Swap Agreement (or in the case of the Class AF-1 Certificates, the termination of the Swap Agreement and the Class AF-1 Cap Agreement) to or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If this Certificate is a book-entry certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2007

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2007-HE1

BY DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity, but solely as Trustee

By: ___________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  June __, 2007

By: ___________________________

Authorized Signatory of

Deutsche Bank National Trust Company

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class [AF-__] [AV-__]

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2007-HE1, Asset Backed Pass-Through Certificates, Series 2007-HE1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling and Servicing Agreement, the Record Date shall be the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

[AF- Certificates] On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 1 Mortgage Loans and all property acquired in respect of the Group 1 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-1 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

[AV- Certificates] On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 2 Mortgage Loans and all property acquired in respect of the Group 2 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-2 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________________________

Dated:

______________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

.
Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-2

FORM OF CLASS [MF-__] [MV-__]

 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF AN ERISA-RESTRICTED TRUST CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

PURSUANT TO SECTION 5.02(c) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.

:

1

Cut-off Date

:

May 1, 2007

First Distribution Date

:

June 25, 2007

Initial Certificate Principal

Amount of this Certificate

(“Denomination”)

:

Initial Certificate Principal

Amount of all Certificates

of this Class

:

CUSIP

:

Interest Rate

:

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class [MF-__] [MV-__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO.  is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of this Certificate to the effect that either (i) such transferee is neither an employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity (a “Plan”) nor a person acting on behalf of any such plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of this Certificate are eligible for exemptive relief under prohibited transaction class exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA.  Any purported transfer of this Certificate prior to the termination of the Swap Agreement to or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If this Certificate is a book-entry certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

Pursuant to Section 5.02(c) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Trustee and the Certificate Registrar either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Trustee and the Certificate Registrar to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) if the Certificate is the subject of an ERISA Qualifying Underwriting, a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee and the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2007

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2007-HE1

BY DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity, but solely as Trustee

By: ___________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date: June __, 2007

By: ___________________________

Authorized Signatory of

Deutsche Bank National Trust Company

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class [MF-__] [MV-__]

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2007-HE1, Asset Backed Pass-Through Certificates, Series 2007-HE1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling and Servicing Agreement, the Record Date shall be the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

[MF- Certificates] On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 1 Mortgage Loans and all property acquired in respect of the Group 1 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-1 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

[MV- Certificates] On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 2 Mortgage Loans and all property acquired in respect of the Group 2 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-2 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________________________

Dated:

______________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

.
Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-3

FORM OF CLASS C-1 AND CLASS C-2 CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(c) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

NO TRANSFER OF ANY CLASS C-1 CERTIFICATE AND CLASS C-2 CERTIFICATE SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS C-1 CERTIFICATE AND CLASS C-2 CERTIFICATE PROVIDES TO THE TRUSTEE THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS C-1 CERTIFICATE AND CLASS C-2 CERTIFICATE, THE TRUSTEE (INCLUDING IN ITS CAPACITY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE) SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER.  EACH HOLDER OF A CLASS C-1 CERTIFICATE AND CLASS C-2 CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE TRUSTEE FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS C-1 CERTIFICATE AND CLASS C-2 CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS AND SUCH NON-COMPLIANCE DIRECTLY RESULTS IN A REDUCTION IN AMOUNTS PAID BY THE SWAP PROVIDER UNDER THE SWAP AGREEMENT SHALL BE DEEMED NULL AND VOID UNDER THE AGREEMENT.

Certificate No.                                       :        1

Cut-off Date

:

May 1, 2007

First Distribution Date

:

June 25, 2007

Percentage Interest

:

100%

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class C-1 and Class C-2

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that J.P. Morgan Ventures Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (in such capacity as the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(c) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Certificate Registrar and the Trustee either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar and the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) if the Certificate is the subject of an ERISA Qualifying Underwriting, a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee and the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2007

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2007-HE1

BY:

DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity, but solely as Trustee

By: ___________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  June __, 2007

By: ___________________________

Authorized Signatory of

Deutsche Bank National Trust Company

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class C-1 and Class C-2

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2007-HE1, Asset Backed Pass-Through Certificates, Series 2007-HE1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling and Servicing Agreement, the Record Date shall be the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 1 Mortgage Loans and all property acquired in respect of the Group 1 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-1 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 2 Mortgage Loans and all property acquired in respect of the Group 2 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-2 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________________________

Dated:

______________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

.
Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-4

FORM OF CLASS P-1 AND CLASS P-2 CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(c) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE IS ENTITLED SOLELY TO DISTRIBUTIONS AS PROVIDED FOR IN THE AGREEMENT REFERENCED HEREIN.

Certificate No.

:

1

Cut-off Date

:

May 1, 2007

First Distribution Date

:

June 25, 2007

Class Principal Amount of this

Certificate

:

$50

Class Principal Amount of all

Certificates of this Class

:

$50

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class P-1 and Class P-2

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that J.P. Morgan Ventures Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (determined by dividing the Class Principal Amount of this Certificate of this Certificate by the Class Principal Amount of all Certificates of this Class, as set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (in such capacity as the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(c) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Certificate Registrar and the Trustee either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar and the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) if the Certificate is the subject of an ERISA-Qualifying Underwriting, a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee and the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2007

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2007-HE1

BY:

DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity, but solely as Trustee

By: ___________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  June __, 2007

By: ___________________________

Authorized Signatory of

Deutsche Bank National Trust Company

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class P-1 and Class P-2

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2007-HE1, Asset Backed Pass-Through Certificates, Series 2007-HE1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling and Servicing Agreement, the Record Date shall be the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 1 Mortgage Loans and all property acquired in respect of the Group 1 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-1 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 2 Mortgage Loans and all property acquired in respect of the Group 2 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-2 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________________________

Dated:

______________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

.
Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-5

FORM OF CLASS R-1 AND CLASS R-2 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(c) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.

:

1

Cut-off Date

:

May 1, 2007

First Distribution Date

:

June 25, 2007

Percentage Interest

:

100%

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class R-1 and Class R-2

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that J.P. Morgan Ventures Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(c) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Certificate Registrar and the Trustee either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar and the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) if the Certificate is the subject of an ERISA-Qualifying Underwriting, a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Trustee and the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Certificate Registrar of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class R Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June __, 2007

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2007-HE1

BY:

DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity, but solely as Trustee

By: ___________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  June __, 2007

By: ___________________________

Authorized Signatory of

Deutsche Bank National Trust Company

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset Backed Pass-Through Certificates, Series 2007-HE1
Class R-1 and Class R-2

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2007-HE1, Asset Backed Pass-Through Certificates, Series 2007-HE1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling and Servicing Agreement, the Record Date shall be the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 1 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 1 Mortgage Loans and all property acquired in respect of the Group 1 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-1 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Group 2 Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Group 2 Mortgage Loans and all property acquired in respect of the Group 2 Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the holder of the majority of the Class C-2 Certificates may have the right to direct the Servicer to exercise that option on its behalf. In the event that the Group 1 Optional Termination and Group 2 Optional Termination are not exercised, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in April 2040.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________________________

Dated:

______________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

.
Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C-1

TRUST RECEIPT AND CERTIFICATION
[FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION]

June 14, 2007

J.P. Morgan Acceptance Corporation I
270 Park Avenue
New York, New York  10017

J.P. Morgan Mortgage Acquisition Corp.
270 Park Avenue
New York, New York 10017

JPMorgan Chase Bank, National Association,
 as Servicer
10790 Rancho Bernardo Road
San Diego, California  92127

Deutsche Bank National Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

RE:  J.P. Morgan Mortgage Acquisition Trust 2007-HE1, Asset-Backed Pass-Through Certificates

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as servicer, Pentalpha Surveillance LLC, as trust oversight manager  and Deutsche Bank National Trust Company, as trustee.  Capitalized terms used but not defined herein shall have the meanings provided in the Pooling and Servicing Agreement.

In accordance with the provisions of Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the undersigned, as the Custodian, hereby certifies that, as to each Mortgage Loan listed on the Mortgage Loan Schedule, it has reviewed the Mortgage File and has determined that (a) all documents required to be delivered to it pursuant to Section 2.01 (a) (i) through (vi) of the Pooling and Servicing Agreement are in its possession; provided, that the Custodian has no obligation to verify the receipt of any documents the existence of which was not made known to the Custodian by the Mortgage File, and provided, further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary (except as set forth in Section 2.01 of the Pooling and Servicing Agreement); (b) such documents have been reviewed by it (the “Verified Information”) and appear regular on their face and to relate to such Mortgage Loans, except as set forth in the attached exception report; provided, however, that the Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; (c) based upon its examination, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects, within permitted tolerances, the Verified Information with respect to each Mortgage Loan; and (d) each Mortgage Note has been endorsed and each assignment has been assigned as required under Section 2.01 of the Pooling and Servicing Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Custodian

By:   _________________________________
Name:
Title:

EXHIBIT C-2

TRUST RECEIPT AND INITIAL CERTIFICATION
[FOR THE BANK OF NEW YORK TRUST COMPANY, N.A.]

June [  ], 2007

J.P Morgan Mortgage Acquisition Corp. 270 Park Avenue New York, New York 10017	J.P. Morgan Acceptance Corporation I 270 Park Avenue New York, NY 10017
Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705 Attention: Trust Administration-JP07H1	JPMorgan Chase Bank, National Association, as Servicer 10790 Rancho Bernardo Road San Diego, California 92127

Re:

Custodial Agreement, dated as of May 1, 2007, between Deutsche Bank National Trust Company, as Trustee, and The Bank of New York Trust Company, N.A., as Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan in the Mortgage Loan Schedule (except as indicated on the attachment hereto) that (i) it has received the original Mortgage Note and Assignment of Mortgage with respect to each Mortgage Loan identified on the Mortgage Loan Schedule attached hereto as Exhibit A and (ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates to such Mortgage Loan.  The Custodian makes no representations as to (i) the validity, acceptability for recording, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Mortgage Note, Assignment of Mortgage and Assignment of Note as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

This Trust Receipt and Initial Certification is not divisible or negotiable.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto at its office at _________________________________________, Attention:  Document Custodian.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Custodian

By:

___________________________

Name:

Title:

EXHIBIT C-3

TRUST RECEIPT AND FINAL CERTIFICATION

Trust Receipt #__________

Cut-off Date Principal Balance $__________

J.P Morgan Mortgage Acquisition Corp. 270 Park Avenue New York, New York 10017	J.P. Morgan Acceptance Corporation I 270 Park Avenue New York, NY 10017
Deutsche Bank National Trust Company as Trustee under the Pooling and Servicing Agreement 1761 East St. Andrew Place Santa Ana, California 92705 Attention: Trust Administration-JP07H1

Re:

Custodial Agreement, dated as of May 1, 2007, between Deutsche Bank National Trust Company, as Trustee, and The Bank of New York Trust Company, N.A., as Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 6 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(i)-(vi) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, indicate evidence of recording; and (iv) each Mortgage Note has been endorsed as provided in Section 2(i) of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2(iv) of the Custodial Agreement.  The Custodian makes no representations as to (i) the validity, acceptability for recording, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of Trustee pursuant to the terms and conditions of the Custodial Agreement.

This Trust Receipt and Final Certification is not divisible or negotiable.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Final Certification at its office at _______________________________________, Attention:  Document Custodian.

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Custodian

By: ___________________________

Name:

Title:

EXHIBIT A

SCHEDULE OF MORTGAGE LOANS

EXHIBIT D

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

[ON FILE]

EXHIBIT E-1

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: [Address]

Re:

Custodial Agreement, dated as of May 1, 2007,
between Deutsche Bank National Trust Company, as Trustee,
and The Bank of New York Trust Company, N.A., as Custodian

In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Trustee, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____

1.

Mortgage Loan Paid in Full.  (The Servicer of such Mortgage Loan hereby certifies  that all amounts received in connection therewith have been credited to the account of the Trustee or the Servicer.)

____

2.

Mortgage Loan Liquidated By ____________________________ (The Servicer of such Mortgage Loan hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Trustee or the Servicer.)

____

3.

Mortgage Loan in Foreclosure

____

4.

Other (explain)

If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Servicer

By:

_______________________________
Name:
Title:

Date:

___________________________

Acknowledgment of Documents returned to the Custodian:

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Custodian

By:

___________________________

Name:

Title:

Date:

___________________________

EXHIBIT E-2

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Example of RUD Format (.xls or .cvs format)

COLL_KEY	LOC_CODE	REL_CODE	REQSTR_SIG	AMEND	REQSTR	RETURN_DUE	NOTATION
[1111111111]	[CHG1]	[6p]	[248]	[0]	[gill]	[9/1/2005]	[__]

Column	Description
COLL_KEY	Chase Loan Number
LOC_CODE	Location Code/Destination Code (File will be shipped to this location.)
REL_CODE	Reason for Release (use Release Codes below)
REQSTR_SIG	Requestor’s Signature Code (Use appropriate Signature Code, which will be e-mailed separately.)
AMEND	0 means do not amend / 1 means amend (Do NOT use Y or N.)
REQSTR	Requestor’s last name
RETURN_DUE	Cannot exceed 60 days from the request date on the following release codes: 6f, 6g, 6h, 6i, 6j, 6k, 6l, 6m, 6n, 6p.
NOTATION	Internal Use Only; unless otherwise agreed upon between Custodian and Requestor.

Release Codes

Code	Description
1	Mortgage Paid in Full
2	Repurchase of Delinquent Loans
3	Foreclosure With Claim Payment
4	Loss Mitigation
5	Substitution
6a	Repurchase Defective
6b	Eminent domain/condemn
6c	PIF Hazard/Flood Insurance Proceeds
6d	Transfer of Issuer
6e	Transfer of Custodian
6f	Document Correction
6g	Initiate Foreclosure
6h	Partial Security Release
6i	Easement Release
6j	Mineral Rights Release
6k	Release of Chattel
6l	Partition Property
6m	Partial Eminent Domain/Condemn
6n	CEMA Processing
6o	Other Liquidation (AdHoc Reason)
6p	Other Non-Liquidation (AdHoc Reason)

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

Deutsche Bank National Trust Company

c/o DB Services Tennessee

648 Grassmere Park Road

Nashville, TN 37211-3658

Attention: Transfer Unit

Re:

J.P. Morgan Acceptance Corporation I,

Asset-Backed Pass-Through Certificates, Series 2007-HE1,

Class [__]_, representing a [___]% Class [___] Percentage Interest

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to ________________ (the “Transferee”) of the captioned Asset-Backed Pass-Through Certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto.  The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.  The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of May 1, 2007, among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager  (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), pursuant to which the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

[Transferor]

By:_________________________________

Name:

Title:

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Deutsche Bank National Trust Company

c/o DB Services Tennessee

648 Grassmere Park Road

Nashville, TN 37211-3658

Attention: Transfer Unit

Re:

J.P. Morgan Acceptance Corporation I,

Asset-Backed Pass-Through Certificates, Series 2007-HE1,

Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the purchase from ______________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), _______________ (the “Transferee”) hereby certifies as follows:

1.

The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  The Transferee is aware that the sale to it is being made in reliance on Rule 144A.  The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2.

The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager  (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), pursuant to which the Certificates were issued.

[TRANSFEREE]

By:________________________________

Name:

Title:

ANNEX 1 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Deutsche Bank National Trust Company, as Trustee, with respect to the Asset-Backed Pass-Through Certificates Series 2007-HE1 (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2.

In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___

Corporation, etc.  The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___

Bank.  The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan.  The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Broker-dealer.  The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___

Insurance Company.  The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___

State or Local Plan.  The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan.  The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___

Investment Advisor.  The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof,  (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph.  Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee,  but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.  However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5.

The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___

___

Will the Transferee be purchasing the Certificates

Yes

No

only for the Transferee’s own account?

6.

If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A.  In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.

The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

_________________________________________

Print Name of Transferee

By:_______________________________________

Name:

Title:

ANNEX 2 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Deutsche Bank National Trust Company, as Trustee, with respect to the Asset-Backed Pass-Through Certificates Series 2007-HE1 (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2.

In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

____

The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.  In addition, the Transferee will only purchase for the Transferee’s own account.

The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

__________________________________________

Print Name of Transferee

By:_______________________________________

Name:

Title:

IF AN ADVISER:

__________________________________________

Print Name of Transferee

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1.

I am an executive officer of the Purchaser.

2.

The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3.

As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser

By:

(Signature)

Name of Signatory

Title

Date of this certificate

Date of information provided in paragraph 3

EXHIBIT F-2

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

____________________________________, being duly sworn, deposes, represents and warrants as follows:

1.

I am a ______________________ of ____________________________ (the “Owner”) a corporation duly organized and existing under the laws of ______________, the record owner of J.P. Morgan Acceptance Corporation I, Asset-Backed Pass-Through Certificates, Series 2007-HE1, Class R (the “Residual Certificates”), on behalf of whom I make this affidavit and agreement.  Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued.

2.

The Owner (i) is and will be a “Permitted Transferee” as of ____________________, 20___ and (ii) is acquiring the Residual Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit.  A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States.  For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3.

The Owner is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Residual Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Residual Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

In accordance with Treasury Regulation Section 1.860E-1(c)(4), the Transferee represents and warrants that the transfer does not involve the transfer of the Residual Certificates to a foreign permanent establishment or fixed base of the Transferee and one of the following applies:

(i)

the consideration paid to the Transferee for accepting the Residual Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits (“Tax Liability Present Value”) associated with owning such Certificates, with such present value computed using a discount rate equal to the “applicable federal rate” prescribed by Section 1274 of the Internal Revenue Code as of the date hereof (with all applicable computations done in accordance with Treasury Regulation Section 1.860E-1(c)(8); or

(ii)

the Transferee (A) is an “eligible corporation” as defined in Treasury Regulation 1.860E-1(c)(6), as to which the income of Residual Certificates will only be subject to taxation in the United States, (B) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulation 1.860E-1(c)(6)) in excess of $100 million and net assets of $10 million, and (C) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.

4.

The Owner is aware of the tax imposed on a “pass-through entity” holding the Residual Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.

The Owner is aware that the Trustee will not register the transfer of any Residual Certificate unless the transferee, or the transferee’s agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.

The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

7.

The Owner’s taxpayer identification number is ___________________.

8.

The Owner has reviewed the restrictions set forth on the face of the Residual Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Residual Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9.

The Owner is not acquiring and will not transfer the Residual Certificates in order to impede the assessment or collection of any tax.

10.

The Owner anticipates that it will, so long as it holds the Residual Certificates, have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Residual Certificates that the Owner intends to pay taxes associated with holding such Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

11.

The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Residual Certificates.

12.

The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

13.

The Owner is not acquiring the Residual Certificates with the intent to transfer the Residual Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Residual Certificates remain outstanding.

14.

The Owner will, in connection with any transfer that it makes of the Residual Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Residual Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15.

The Owner will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee:  (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

16.

The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

17.

The Owner of the Residual Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class C Certificates any amounts in excess of par received in connection with such termination.  Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class C Certificates.  This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Residual Certificate.  In connection with any transfer of the Residual Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

18.

The Owner

(a)

is not an employee benefit plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), or any other person purchasing any Certificate with the assets of any such plan or arrangement;

(b)

if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

(c)

provides an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of an ERISA-Restricted Certificate by, on behalf of or with the assets of such plan or arrangement will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

[OWNER]

By:____________________________________

Name:

Title:

[Vice] President

ATTEST:

By:_________________________________

Name:

Title:

[Assistant] Secretary

Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20__.

_____________________________________

                       Notary Public

County of _____________________

State of __________________

My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK

)

: ss. :

COUNTY OF NEW YORK

)

______________________________________, being duly sworn, deposes, represents and warrants as follows:

1.

I am a ____________________ of _____________________________ (the “Owner”), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

2.

The Owner is not transferring the Class R Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3.

The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates:  (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4.

The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2.  The Owner does not know or believe that any representation contained therein is false.

5.

At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future.  The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

[OWNER]

By:_____________________________________

Name:

Title:

[Vice] President

ATTEST:

By:___________________________________

Name:

Title:

[Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20__.

_______________________________________

Notary Public

County of _______________________

State of __________________

My Commission expires:

EXHIBIT G

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

_____________, 20__.

J.P. Morgan Acceptance Corporation I 270 Park Avenue New York, New York 10017
J.P. Morgan Mortgage Acquisition Corp. 270 Park Avenue New York, New York 10017
Deutsche Bank National Trust Company, as Trustee 1761 East St. Andrew Place Santa Ana, California 92705

Re:

J.P. Mortgage Acceptance Corporation I

Asset-Backed Pass-Through Certificates, Series 2007-HE1

Dear Sirs:

__________________________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of J.P. Morgan Acceptance Corporation I, Asset Backed Pass-Through Certificates, Series 2007-HE1 (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2007, among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager  (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer that one of the following statement is accurate:

In the case of ERISA-Restricted Certificates:

(A)

We are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), nor are we using the assets of any such plan or arrangement; or

(B)

(1)

We are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of ERISA-Restricted Certificates by, on behalf of or with “plan assets” of such plan or arrangement will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement; or

(2)

If, in the case of ERISA-Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60.

In the case of ERISA-Restricted Trust Certificates:

(A)

We are not a Plan, nor are we using the assets of a Plan; or

(B)

The acquisition and holding of the ERISA-Restricted Trust Certificates are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA.

Very truly yours,

_______________________________________

By:___________________________

Name:

Title:

EXHIBIT H

FORM OF DEPOSITOR CERTIFICATION

Re:

 J.P. Mortgage Acceptance Corporation I,

 J.P. Morgan Mortgage Acquisition Corp.,

 Asset-Backed Pass-Through Certificates, Series 2007-HE1

I, __________________________, certify that:

1.  I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of J.P. Morgan Mortgage Acquisition Trust 2007-HE1 (the “Trust”);

2.   Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.  Based on my knowledge, the distribution information required to be prepared by the Trustee based upon the servicing information required to be provided by the Servicer under the Pooling and Servicing Agreement is included in these reports;

4.   Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5.  The reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: the Servicer and the Trustee.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2007, among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager  (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

_________________

[Name]

[Title]

[Date]

EXHIBIT I

FORM OF TRUSTEE CERTIFICATION

Re:  J.P. Morgan Acceptance Corporation I
J.P. Morgan Mortgage Acquisition Trust 2006-HE1
Asset-Backed Pass-Through Certificates, Series 2006-HE1

Deutsche Bank National Trust Company, as trustee (the “Trustee”) of the J.P. Morgan Mortgage Acquisition Trust 2006-HE1 (the “Trust”), hereby certifies to J.P. Morgan Acceptance Corporation I (the “Depositor”), J.P. Morgan Mortgage Acquisition Corp. (the “Seller) and each Person, if any, who “controls” the Depositor and the Seller within the meaning of the Securities Act of 1933, as amended, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

The Trustee has reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the Trust;

2.

Based on the Trustee’s knowledge, and assuming the accuracy and completeness of the information supplied to the Trustee by the Servicer, the distribution information in the distribution reports contained in all reports on Form 10-D included in the year covered by the annual report on Form 10-K for the fiscal year [____], prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.

Based on the Trustee’s knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement dated May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager  (the “Trust Oversight Manager”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By: ___________________________

[Name]
[Title]

[Date]

EXHIBIT J

FORM OF SERVICER CERTIFICATION

Re:  J.P. Morgan Acceptance Corporation I
J.P. Morgan Mortgage Acquisition Trust 2007-HE1
Asset-Backed Pass-Through Certificates, Series 2007-HE1

I, [name of certifying individual], a duly elected and acting officer of JPMorgan Chase Bank, National Association (the “Servicer”), certify pursuant to Section 4.06(c) of the Pooling and Servicing Agreement to the Depositor, the Seller, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.20 of the Pooling and Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all servicing reports required pursuant to the Pooling and Servicing Agreement to be provided by the Servicer to the Trustee during the Relevant Year.  Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2.

The Relevant Information has been provided to those Persons entitled to receive it.

3.

I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement during the Relevant Year.  Based upon the review required by the Pooling and Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants’ statement provided pursuant to Section 3.21 of the Pooling and Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager  (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

JPMorgan Chase Bank, National Association,
as Servicer

By: ___________________________

[Name]
[Title]

[Date]

EXHIBIT K-1

FORM OF ASSESSMENT OF COMPLIANCE

Re:  [______________] Assessment of Compliance

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify to the Depositor, the Trustee [, each Rating Agency] and each Person, if any, who “controls” the Depositor, or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor (the “Depositor”), J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

[__________________],
as Assessing Party

By: ___________________________

[Name]
[Title]

[Date]

EXHIBIT K-2

FORM OF CUSTODIAN’S ASSESSMENT OF COMPLIANCE

Re:  [JPMorgan Chase Bank, National Association] [The Bank of New York Trust Company, N.A.] Assessment of Compliance

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify to the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor (the “Depositor”), J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”).

[__________________],
as Assessing Party

By: ___________________________

[Name]
[Title]

[Date]

EXHIBIT L

FORM OF REALIZED LOSS REPORT

Liquidation Mortgage Losses

Cutoff

Investor

Group

Charge Off

Delinquency

Servicing

Date

Pool

Group

Loan

FNMA

Total

Amount

Advance

Advance

 Current Month Total

Charge Off

Delinquency

Servicing

Date

Total

Amount

Advance

Advance

Monthly Totals

Yearly Totals

EXHIBIT M

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company,  a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of May 1, 2007 (the “Agreement”) by and between J.P. Morgan Acceptance Corporation I, as depositor (the “Depositor”), J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), hereby constitutes and appoints the Servicer, by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Servicer in connection with the Pooling and Servicing Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust” respectively) and promissory notes secured thereby (the "Mortgage Notes”) for which the undersigned is acting as Trustee for various Certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which JPMorgan Chase Bank, National Association is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

1.

The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

2.

The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.

The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.

The completion of loan assumption agreements.

5.

The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.

The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.

The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.

With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.

the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.

the preparation and issuance of statements of breach or non-performance;

c.

the preparation and filing of notices of default and/or notices of sale;

d.

the cancellation/rescission of notices of default and/or notices of sale;

e.

the taking of deed in lieu of foreclosure; and

f.

the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

9.

With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.

listing agreements;

b.

purchase and sale agreements;

c.

grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.

escrow instructions; and

e.

any and all documents necessary to effect the transfer of property.

10.

The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

This appointment is to be construed and interpreted as a limited power of attorney.  The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement, or (ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein.  If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder.  The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank National Trust Company, as Trustee

By:________________________________________

Name:

Title:

Acknowledged and Agreed

[Insert Name of the Servicer]

By:_________________________

Name:

Title:

STATE OF CALIFORNIA

COUNTY OF ____________

On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for [INSERT REFERENCE TO ISSUANCE], personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)

____________________________________

Notary Public, State of California

EXHIBIT N

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “monthly statement” are required to be included in the periodic Distribution Date statement under Section 4.02 of the Pooling and Servicing Agreement provided by the Trustee based on information received from the Servicer and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statement, provided by the party indicated under the Pooling and Servicing Agreement, the related Mortgage Loan Purchase Agreement or Servicing Agreement, as applicable.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicers	Trustee	Custodian	Depositor	Sponsor	Trust Oversight Manager
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.		X (monthly statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.		X (monthly statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:		X (monthly statement)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.		X (monthly statement)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (monthly statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.		X (monthly statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.		X (monthly statement)
		(4) Beginning and ending principal balances of the asset-backed securities.		X (monthly statement)

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

X (monthly statement)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.		X (monthly statement)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

X (monthly statement)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.

				X (monthly statement)		Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X (monthly statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

			X	X (monthly statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.		X (monthly statement)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,				X

any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

			X	X		X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

						X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).				X
	2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)					X
		Depositor				X
Trustee
		Issuing entity				X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
		Trustee		X
		Originator of 20% or more of pool assets as of the Cut-off Date				X
		Custodian			X
	3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	X	X		X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q		X
	6	Significant Obligors of Pool Assets
		Item 1112(b) – Significant Obligor Financial Information*				X	X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
Determining applicable disclosure threshold
Notifying the applicable party of the need to request required financial information or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure				X
Determining current significance percentage
Notifying the applicable party of the need to request required financial information or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported		The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report		X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements				X

ADDITIONAL FORM 10-K DISCLOSURE

Form	Item	Description	Servicers	Trustee	Custodian	Depositor	Sponsor	Trust Oversight Manager
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information				X	X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
Determining applicable disclosure threshold
Requesting required financial information or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure				X
Determining current significance percentage
Notifying the applicable party of the need to request required financial information or effecting incorporation by reference

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)					X
		Depositor				X
		Trustee		X
		Issuing entity				X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
Securities Administrator
		Originator of 20% or more of pool assets as of the Cut-off Date				X	X
Custodian
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)					X
		Depositor				X
		Trustee		X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
Securities Administrator
		Originator				X	X
		Custodian			X
		Credit Enhancer/Support Provider				X	X
		Significant Obligor				X	X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X			X (if required)
		Item 1123 – Servicer Compliance Statement	X

FORM 8-K DISCLOSURE INFORMATION

Form	Item	Description	Servicers	Trustee	Custodian	Depositor	Sponsor	Trust Oversight Manager
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

			X	X		X (if Servicer is not a party)	X (if Servicer is not a party)
	1.02	Termination of a Material Definitive Agreement	X	X		X (if Servicer is not a party)	X (if Servicer is not a party)

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Trustee, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

			X	X	X	X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statement

X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	X	X		X	X	X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”				X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]				X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]				X
	6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.

			X	X		X
		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Depositor) is also required.				X
	6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

X
		Reg AB disclosure about any new enhancement provider is also required.				X
	6.04	Failure to Make a Required Distribution		X
	6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.				X
	7.01	Regulation FD Disclosure	X			X	X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.				X
	9.01	Financial Statements and Exhibits	The Responsible Party (other than the Trustee) applicable to reportable event.

EXHIBIT O

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO DBSec.Notifications@db.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Deutsche Bank National Trust Company, as trustee
1761 St. Andrew Place
Santa Ana, California  92705
Email:  DBSec.Notifications@db.com

Attn.:

Trust & Securities Services- JP07H1

**Additional Form [10-D] [10-K] [8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section ___ of the Pooling and Servicing Agreement (the “Agreement”), dated as of May 1, 2007, among J.P. MORGAN ACCEPTANCE CORPORATION I, as depositor (the “Depositor”), J.P. MORGAN MORTGAGE ACQUISITION CORP., as seller, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a servicer, PENTALPHA SURVEILLANCE LLC, as oversight manager, and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee, the undersigned, as [_________________________] hereby notifies you that certain events have come to our attention that we are required to report to you for disclosure on Form [10-D] [10-K] [8-K].

Description of additional Form [10-D] [10-K] [8-K] Disclosure:

List of any attachments hereto to be included in the Additional Form [10-D] [10-K] [8-K] Disclosure:

Each of the attachments hereto is being transmitted to the Trustee in an EDGAR-compatible format.

Any inquiries related to this notification should be directed to [_________________] phone number [___________________]; email address [______________________].

[NAME OF PARTY],
As [Role]

•

By: ___________________________

Schedule 1

MORTGAGE LOAN SCHEDULE

FILED BY PAPER

[ON FILE WITH THE TRUSTEE]

Schedule 2

CLASS AF-1 Cap Schedule

Distribution Date	Notional Schedule($)	Strike Rate(%)	Ceiling Rate(%)
June 2007	0.00	N/A	N/A
July 2007	46,075,000.00	7.410	9.900
August 2007	44,369,000.00	7.160	9.900
September 2007	42,385,000.00	7.160	9.900
October 2007	40,137,000.00	7.400	9.900
November 2007	37,634,000.00	7.160	9.900
December 2007	34,893,000.00	7.400	9.900
January 2008	32,106,000.00	7.160	9.900
February 2008	29,379,000.00	7.160	9.900
March 2008	26,712,000.00	7.660	9.900
April 2008	24,103,000.00	7.160	9.900
May 2008	21,551,000.00	7.400	9.900
June 2008	19,056,000.00	7.160	9.900
July 2008	16,615,000.00	7.400	9.900
August 2008	14,228,000.00	7.160	9.900
September 2008	11,894,000.00	7.160	9.900
October 2008	9,611,000.00	7.400	9.900
November 2008	7,378,000.00	7.160	9.900
December 2008	5,194,000.00	7.400	9.900
January 2009	3,058,000.00	7.160	9.900
February 2009	969,000.00	7.160	9.900
March 2009 and thereafter	0.00	N/A	N/A

Schedule 3

SWAP AGREEMENT SCHEDULE

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
June 2007	445,615,000.00	November 2010	36,065,000.00
July 2007	436,896,000.00	December 2010	34,678,000.00
August 2007	426,654,000.00	January 2011	33,347,000.00
September 2007	414,929,000.00	February 2011	32,056,000.00
October 2007	401,773,000.00	March 2011	30,830,000.00
November 2007	387,019,000.00	April 2011	29,653,000.00
December 2007	371,456,000.00	May 2011	28,522,000.00
January 2008	355,593,000.00	June 2011	27,436,000.00
February 2008	339,721,000.00	July 2011	26,393,000.00
March 2008	324,171,000.00	August 2011	25,391,000.00
April 2008	309,514,000.00	September 2011	24,429,000.00
May 2008	295,475,000.00	October 2011	23,504,000.00
June 2008	282,019,000.00	November 2011	22,560,000.00
July 2008	269,132,000.00	December 2011	21,710,000.00
August 2008	256,787,000.00	January 2012	20,799,000.00
September 2008	243,986,000.00	February 2012	17,923,000.00
October 2008	232,583,000.00	March 2012	16,799,000.00
November 2008	205,552,000.00	April 2012	16,211,000.00
December 2008	153,009,000.00	May 2012	15,658,000.00
January 2009	132,914,000.00	June 2012	15,124,000.00
February 2009	92,605,000.00	July 2012	14,607,000.00
March 2009	80,327,000.00	August 2012	14,107,000.00
April 2009	72,880,000.00	September 2012	13,624,000.00
May 2009	66,304,000.00	October 2012	13,157,000.00
June 2009	61,860,000.00	November 2012	12,705,000.00
July 2009	58,094,000.00	December 2012	12,237,000.00
August 2009	54,514,000.00	January 2013	11,716,000.00
September 2009	51,094,000.00	February 2013	11,214,000.00
October 2009	47,698,000.00	March 2013	10,729,000.00
November 2009	50,053,000.00	April 2013	10,261,000.00
December 2009	51,580,000.00	May 2013	9,811,000.00
January 2010	53,749,000.00	June 2013	9,376,000.00
February 2010	51,881,000.00	July 2013	8,957,000.00
March 2010	49,479,000.00	August 2013	8,552,000.00
April 2010	47,549,000.00	September 2013	8,162,000.00
May 2010	45,697,000.00	October 2013	7,784,000.00
June 2010	43,921,000.00	November 2013	7,421,000.00
July 2010	42,218,000.00	December 2013 and thereafter	0.00
August 2010	40,583,000.00
September 2010	39,015,000.00
October 2010	37,510,000.00

Schedule 4

AMERICAN HOME MORTGAGE

MORTGAGE LOANS REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 4 shall have the respective meanings assigned to them in the American Home Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and (a) all taxes, special assessments, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid prior to any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s corporate funds) and (2) all flood and hazard insurance premiums and mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor.  As of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.  Seller has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage.  None of the Seller, the Servicer, a Prior Servicer or any originator (if not the Seller) has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.  As of the Transfer Date, the full original principal amount of each Mortgage Loan has been advanced as provided for in the Mortgage Loan documents, and there is no requirement for any future advances.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller, the Servicer and any subservicer have not engaged in, and has no knowledge of the Mortgagor, any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First Lien.  Except with respect to each Co-op Loan, the Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage.   Seller has no knowledge of any facts that would impair the validity or value of the Note, the Mortgage, any other Mortgage Loan document or the Mortgaged Property.  Except with respect to each Co-op Loan, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser.

i.

Validity of Mortgage Documents.  With respect to each Mortgage Loan, Seller or its designee has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Purchaser by Seller as outstanding).  All Servicing Files and miscellaneous items required to be delivered pursuant to this Agreement shall be delivered to Purchaser, within the time frames set forth in this Agreement, and if a Servicing File is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied.  The Mortgage, the Note, and each of the other documents executed in conjunction therewith are genuine, were duly executed by a Borrower of legal capacity, and all Mortgage Loan documents have been correctly completed and are valid and legally binding documents.  Neither the operation of any of the terms of any Mortgage or Note, nor the exercise of any right thereunder, will render the Mortgage or Note unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  Except with respect to each Co-op Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (i)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Subsection 7.01(k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

o.

Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Each Note is payable in monthly installments of principal and interest, with interest calculated and payable in arrears.  The Monthly Payments are sufficient to amortize the Mortgage Loan fully by the maturity date stated in the Note, over a remaining term of not more than thirty (30) years, within a tolerance of one hundred dollars ($100).  Purchaser shall be entitled to the remedies set out in this Sale Agreement for breach of representation or warranty as if the forgoing representation and warranty shall have been given without any reference to a tolerance.  Interest on each Mortgage Loan is calculated and payable in arrears.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings.  As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events.  As of the related Closing  Date, there is no proceeding pending or, to the best of Seller’s knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, balloon payment or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect wherein Monthly Payments are paid or partially paid with funds deposited in a separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor.  As of the related Closing Date, none of the Mortgage Loans are the subject of nonstandard escrow arrangements.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

LTV, PMI Policy.  In the event the Mortgage Loan had an LTV greater than 80.0% at origination, the Mortgage Loan has a valid and transferable PMI Policy, except that where such a policy was impermissible at origination under applicable law, such Mortgage Loan was originated in compliance with applicable law.  Unless the PMI Policy for a Mortgage Loan was cancelled at the request of the Borrower or automatically terminated, in either case in accordance with applicable law, all premiums have been paid and all provisions of such PMI Policy have been and are being complied with.  With respect to a purchase money Mortgage Loan, both the original appraised value and the purchase price are accurately depicted as such on Seller’s (or, as applicable, Seller’s servicer’s) servicing system and are being transmitted, either electronically or via tape-to-tape, to Purchaser’s servicing system.  Where a Mortgage Loan was closed as a streamlined refinance and a new appraisal was not required, the prior appraised value that was relied on in making the credit decision for the Mortgage Loan is accurately depicted on Seller’s (or, as applicable, Seller’s servicer’s) servicing system and is being transmitted, either electronically or via tape-to-tape, to Purchaser’s servicing system.  There are no Mortgage Loans for which Seller funds the PMI Policy premium.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.  As of the date of origination, no Mortgage Loan had an LTV greater than 95%.

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or as a part of the Mortgaged Property is in violation of any zoning law or regulation.  The Mortgaged Property meets the requirement of either owner occupied or non-owner occupied property.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System;

z.

Delinquency.  All payments required to be made prior to the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, are not assigned or pledged by the Seller and the Seller has good and marketable title thereto, and the Seller has full right to transfer and sell the Mortgage Loans (including, without limitation, any interest in the Servicing Rights) to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and has full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan (including, without limitation, any interest in the Servicing Rights), the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to in writing by the Seller, the Servicer and the Purchaser.   The transfer, sale and delivery of the Servicing Rights in accordance with the terms and conditions of this Agreement shall vest in Purchaser or its designee all rights as servicer free and clear of any and all claims, charges, defenses, offsets and encumbrances, including but not limited to those of Seller.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, manufactured dwelling or a mixed-use property.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae.  The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

ff.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

hh.

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any originator or servicer or the Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

ii.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.  There has been no improper act or omission or alleged improper act or omission or error by the Seller or any employee, agent or representative acting on Seller’s behalf, with respect to the origination or servicing of the Mortgage Loan.

jj.

Unacceptable Investment.  Neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan or the related Servicing Rights.

kk.

Servicemember’s Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemember’s’ Civil Relief Act, as amended, or other similar state or federal law.

ll.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

mm.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance.  All required insurance policies, of whatever type, remain in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage validity or binding effect of any such policies.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

oo.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

pp.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Interest on Escrows.  As of the related Closing Date, Seller has credited to the account of Mortgagors under the Mortgage Loans all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account.  Evidence of such credit shall be provided to Purchaser upon request.

rr.

Escrow Analysis.  Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law.  All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and have been adjusted to reflect the results of the escrow analyses.  Except as allowed by applicable law, there is no inflation factor used in the escrow analysis. Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses.

ss.

Completion Escrows.  There are no Mortgage Loans subject to outstanding completion escrows except those specifically identified by Seller as such to Purchaser.

tt.

Anti-Money Laundering Laws.  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.  No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

uu.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property or Cooperative Shares are sold or transferred without the prior written consent of the Mortgagee thereunder.

vv.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.  The Seller shall maintain such statement in the Mortgage File.  The conversion features of any ARM Mortgage Loans which are convertible to fixed rate Mortgage Loans are reasonable and customary.

ww.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

xx.

Tax Service Contract; Flood Certification Contract.  The Seller either (i) has obtained a Tax Service Contract with FARETS on each Mortgage Loans and such contract is assignable to the Purchaser or (ii) or shall reimburse the Purchaser in accordance with Section 7.06(r).  The Seller has either (i) obtained a life of loan, transferable flood certification contract from FAFDS for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee or (ii) or shall reimburse the Purchaser in accordance with Section 7.06(r).

yy.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination.  With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

zz.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act;

aaa.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-L of the New York State Banking Law; and

bbb.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

ccc.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

ddd.

Tax Identification/Back Up Withholding.  All tax identifications for  individual Mortgagors, have been certified as required by law.  Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers provided to Purchaser as reflected on the system are correct. To the extent a Mortgage Loan is on back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists.

eee.

IRS Forms.  All IRS forms, including, but not limited to, Forms 1099 and 1098, as appropriate, which are required to be filed with respect to the Servicing for activity occurring on or before year end 2003 have been filed or will be filed in accordance with applicable law.

fff.

  Optional Insurance.  All Mortgage Loans for which mortgage/credit life,  accidental death, disability, unemployment, or any similar insurance is collected as part of the Mortgagor’s monthly payment are identified in the Mortgage File and fully comply with applicable law.  None of the Mortgage Loans has a single payment credit life insurance or other optional insurance product that has been considered “predatory” by Fannie Mae or Freddie Mac.  Any Mortgage Loan involved with any type of optional insurance has been properly serviced including, without limitation, the proper application and collection of premiums, the maintenance of complete and accurate records, processing and payment of claims and the handling of correspondence.  None of the Mortgage Loans has an optional insurance product that, as of the Closing Date, is being provided free of charge to a Mortgagor.

ggg.

Electronic Drafting of Payments.  Concerning Mortgage Loans for which Seller drafts Monthly Payments electronically from the Mortgagor’s bank account, such drafting occurs in compliance with applicable law, and the applicable agreement with the Mortgagor; and such applicable agreement with the Mortgagor both legally and contractually can be, and will be fully assigned to Purchaser pursuant to the assignment provisions contained therein.

hhh.

[Reserved]

iii.

Third Party Lenders and Third Party Loans.  Seller shall be deemed to have made all of the representations and warranties contained herein on behalf of each any third party originator and with respect to each loan originated by a third party as though the Seller were the originator thereof.

jjj.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan.

kkk.

Single Premium Credit Life Insurance.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

lll.

Anti-Predatory Lending.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

mmm.

   Arkansas High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

nnn.

Kentucky High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

ooo.

New Jersey High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

ppp.

New Mexico High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

qqq.

Illinois High-Risk Home Loan.  No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

rrr.

Massachusetts High-Cost Home Mortgage Loan.  No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

sss.

Indiana High Cost Home Loan.  No Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

ttt.

Origination.  No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

uuu.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

vvv.

Points/Fees.  All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

www.

 Fee Disclosure.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation

xxx.

Valid Co-op Loan Lien.  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first or second security interest on the related Cooperative Shares securing the related cooperative note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller’s security interest in such Cooperative Shares;

yyy.

 Filing Search.  With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

zzz.

 Co-op Compliance with all Laws.  With respect to each Co-op Loan, the related cooperative that owns title to the related Cooperative Apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

aaaa.

Pledging.  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the Cooperative or assigning the Co-op Lease;

Schedule 5

CHF MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 5 shall have the respective meanings assigned to them in the CHF Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the Mortgage Loan Date Tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and (1) all taxes, ground rents, special assessments, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable, and (2) all flood and hazard insurance premiums and mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor.  As of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, including but not limited to a violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Property, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.  Seller has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage.  With the exception of Buydown Loans, none of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded or sent for recording in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by t the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by t the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.  As of the Transfer Date, the full original principal amount of each Mortgage Loan has been advanced as provided for in the Mortgage Loan documents, and there is no requirement for any future advances.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are required in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, including, but not limited to, the following:  (i) the Federal Truth in Lending Act of 1969, and Federal Reserve Regulation Z thereunder; (ii) the Federal Equal Credit Opportunity Act (“ECOA”) and Federal Reserve Regulation B thereunder; (iii) the Federal Fair Credit Reporting Act; (iv) the Federal Real Estate Settlement Procedures Act of 1974 (“RESPA”), and Regulation X thereunder; (v) the Flood Disaster Protection Act of 1973; (vi) the Fair Housing Act; (vii) the Home Mortgage Disclosure Act; (viii) the Financial Institutions Reform Recovery and Enforcement Act of 1989, all as amended, including all regulations issued pursuant thereto.  The Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First or Second Lien.  Except with respect to each Co-op Loan, the related Mortgage is properly recorded or has been sent for recording and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (iv) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property. Except with respect to each Co-op Loan, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

i.

Validity of Mortgage Documents.  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  Except with respect to each Co-op Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (h)(ii) and (h)(iii) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in (h)(iv)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Section 7.01 (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

o.

Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state. Except with respect to any Interest-Only Mortgage Loan, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down as stated on the related Mortgage Note; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date in the case of each ARM Mortgage Loan (or following each Interest-Only Adjustment Date in the case of each Interest-Only Mortgage Loan), to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings.  As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events.  As of the related Closing  Date, there is no proceeding pending or, to the best of Seller’s knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Graduated Payments or Contingent Interests.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, or other contingent interest feature.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

PMI, LPMI Policy.

No Mortgage Loan is covered by a primary mortgage insurance policy or lender paid mortgage insurance policy..

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded or sent for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

z.

Delinquency.  Except with respect to Monthly Payments not yet thirty days delinquent, all payments due prior to the related Cut-off Date for such Mortgage Loan have been made and credited as of the related Closing Date, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent more than once in the prior twelve (12) months.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Seller (a) is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned and (b) has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Purchaser by Seller as outstanding).  All Servicing Files and miscellaneous items required to be delivered pursuant to this Agreement shall be delivered to Purchaser, within the time frames set forth in this Agreement, and if a Servicing File is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac.

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or a Cooperative Unit, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, to the best of the Seller’s knowledge, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and, to the best of the Seller’s knowledge, is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae.  The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.

ff.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first or second lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

hh.

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or the Mortgagor, or, to the best of the Seller’s knowledge any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, including without limitation any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

ii.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.

jj.

Unacceptable Investment.  Neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

kk.

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state or federal law.

ll.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

mm.

Environmental Matters.  To the best of Seller’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance.  All required insurance policies, of whatever type, remain in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage validity or binding effect of any such policies. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

oo.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

pp.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No Mortgage Loan has an “annual percentage rate” or total “points  and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i). No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

rr.

Anti-Money Laundering Laws.  The Seller has complied with all applicable anti money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the “Anti Money Laundering Laws”); the Seller has established an anti money laundering compliance program as required by the Anti Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti Money Laundering Laws.

ss.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

tt.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to applicable state and local law has been properly paid and credited.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.  The Seller shall maintain such statement electronically or in the Mortgage File.  The conversion features of any ARM Mortgage Loans which are convertible to fixed rate Mortgage Loans are reasonable and customary.

uu.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae Guidelines for such trusts.  Either the Mortgagor is a natural person or the related co borrower or guarantor is a natural person.

vv.

Tax Service Contract; Flood Certification Contract.  The Seller has obtained a Tax Service Contract with an Approved Tax Service Provider on each Mortgage Loans and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract from FAFDS for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

ww.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

xx.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act, as amended (the “Georgia Act”).  Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

yy.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

zz.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

aaa.

Construction/Rehabilitation/Trade-in/Exchange.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

bbb.

Cash-Out Refinance Loans.  No Mortgage Loan constitutes a Texas Cash-Out Refinancing Loan.

ccc.

LTV and CLTV Limit.  No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination.

ddd.

Instrument.  Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC.

eee.

Second Lien Mortgage Loan. With respect to each Mortgage Loan which is a Second Lien Mortgage Loan:

(1) the related first lien does not permit negative amortization and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

(2) Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder;

(3) To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(4) The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

(5) The related Mortgaged Property is the Mortgagor’s principal residence.

fff.

[Reserved].

ggg.

Balloon Loans.  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

hhh.

Higher Cost Products.  No Mortgagor in connection with Seller-originated Mortgage Loan and, to the best of the Seller’s knowledge, no Mortgagor in connection with any other Mortgage Loan, was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration.

iii.

  Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit.  The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan.

jjj.

Prepayment Penalties.  With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan’s originator had a practice for its retail and call center origination departments of offering the Mortgagor the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

kkk.

Single Premium Credit Insurance Policies.  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

lll.

Points and Fees. Except as noted on a loan schedule for the related Assignment and Conveyance, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater.  For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fee and charges, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

mmm.

High Cost.  No Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home”, “threshold”, “abusive” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.  Except as noted on a loan schedule for the related Assignment and Conveyance, each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide.

nnn.

Tax Identification/Back Up Withholding.  All tax identifications for  individual Mortgagors, have been certified as required by law.  Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers provided to Purchaser as reflected on the system are correct. To the extent a Mortgage Loan is on back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists.

ooo.

IRS Forms.  All IRS forms, including, but not limited to, Forms 1099, 1098, 1041 and K-1, as appropriate, which are required to be filed with respect to the Servicing for activity occurring on or before year end 2003 have been filed or will be filed in accordance with applicable law.

ppp.

Optional Insurance.  All Mortgage Loans for which mortgage/credit life,  accidental death, disability, unemployment, or any similar insurance is collected as part of the Mortgagor’s monthly payment are identified in the Mortgage File and fully comply with applicable law.  None of the Mortgage Loans has a single payment credit life insurance or other optional insurance product that has been considered “predatory” by an Fannie Mae or Freddie Mac.  Any Mortgage Loan involved with any type of optional insurance has been properly serviced including, without limitation, the proper application and collection of premiums, the maintenance of complete and accurate records, processing and payment of claims and the handling of correspondence.  None of the Mortgage Loans has an optional insurance product that, as of the Closing Date, is being provided free of charge to a Mortgagor.

qqq.

  Construction Defects.  To the best of Seller’s knowledge, any home or other improvement included within the Mortgaged Property was constructed in a workmanlike manner, and was accepted by the original homeowner or Mortgagor in good and habitable condition and working order, and conforms with all warranties, express or implied, representations, legal obligations, and local, state and federal requirements and codes concerning the condition, construction, and placement of the home or improvement.

rrr.

Third Party Lenders and Third Party Loans.  Seller shall be deemed to have made all of the representations and warranties contained herein on behalf of each any third party originator and with respect to each loan originated by a third party as though the Seller were the originator thereof.

sss.

Data Collection.  All data required to be collected under the federal Home Mortgage Disclosure Act and Federal Reserve Regulation C thereunder has been collected as required, and has been accurately and completely provided to Purchaser in a reportable manner as of the Closing Date.

ttt.

Co-op Loans . With respect to each Co-op Loan:

 (1) the related Mortgage is a valid, enforceable and subsisting first or second security interest on the related Cooperative Shares securing the related cooperative note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller’s security interest in such Cooperative Shares;

(2) a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

(3) the related cooperative that owns title to the related Cooperative Apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(4) there is no prohibition against pledging the shares of the Cooperative or assigning the Co-op Lease.

Schedule 6

FREMONT INVESTMENT & LOAN

MORTGAGE LOANS REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 6 shall have the respective meanings assigned to them in the Fremont Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  (1) All taxes, ground rents, special assessments, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable prior to any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s corporate funds) and (2) all flood and hazard insurance premiums which are due, have been paid without loss or penalty to the Mortgagor.  Seller has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage.  None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.  As of the Transfer Date, the full original principal amount of each Mortgage Loan has been advanced as provided for in the Mortgage Loan documents, and there is no requirement for any future advances.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customarily required in the area where the related Mortgaged Property is located as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, including, but not limited to, the following:  (i) the Federal Truth in Lending Act of 1969, and Federal Reserve Regulation Z thereunder; (ii) the Federal Equal Credit Opportunity Act (“ECOA”) and Federal Reserve Regulation B thereunder; (iii) the Federal Fair Credit Reporting Act; (iv) the Federal Real Estate Settlement Procedures Act of 1974 (“RESPA”), and Regulation X thereunder; (v) the Flood Disaster Protection Act of 1973; (vi) the Fair Housing Act; (vii) the Home Mortgage Disclosure Act; (viii) the Financial Institutions Reform Recovery and Enforcement Act of 1989, all as amended, including all regulations issued pursuant thereto.  The Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default other than in accordance with Customary Servicing Procedures.

h.

Valid First or Second Lien.  Except with respect to each Cooperative Loan, the related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (iv) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property. Except with respect to each Cooperative Loan, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

i.

Validity of Mortgage Documents.  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  Except with respect to each Cooperative Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to prudent lenders in the secondary mortgage market, issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (h)(ii) and (h)(iii) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in (h)(iv)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, other than with respect to defaults in principal and interest payments not yet one month past due, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

o.

Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state.  Other than with respect to Interest-Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note requires a monthly payment which is sufficient (i) other than with respect to Interest-Only Mortgage Loans and Balloon Loans, during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) other than with respect to Balloon Loans, during the period following each Adjustment Date in the case of each ARM Mortgage Loan (or following each Interest-Only Adjustment Date in the case of each Interest-Only Mortgage Loan), to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings.  As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property.  As of the related Closing Date, there is no proceeding pending or, to the best of Seller’s knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, on a Fannie Mae or Freddie Mac form  and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect wherein Monthly Payments are paid or partially paid with funds deposited in a separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor.  As of the related Closing Date, none of the Mortgage Loans are the subject of nonstandard escrow arrangements.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

LTV; PMI/LPMI Policy. No Mortgage Loan is subject to a Primary Mortgage Insurance Policy or an LPMI Policy.  As of the date of origination, no Mortgage Loan had an LTV greater than 100%.

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

z.

Delinquency.  All payments required to be made prior to the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made except for payments that are no more than one month delinquent.  No Mortgage Loan has been more than one month delinquent more than once since the related origination date.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Seller (a) is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned and (b) has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Purchaser by Seller as outstanding).  All Servicing Files and miscellaneous items required to be delivered pursuant to this Agreement shall be delivered to Purchaser, within the time frames set forth in this Agreement, and if a Servicing File is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will take such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac.

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, manufactured dwelling or cooperative.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable under the related Underwriting Guidelines.

ff.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first or second lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

hh.

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any other party involved in the origination of the Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

ii.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.

jj.

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state or federal law.

kk.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

ll.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

mm.

Insurance.  All required insurance policies, of whatever type, remain in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage validity or binding effect of any such policies. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

nn.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

oo.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

pp.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

qq.

Anti-Money Laundering Laws.  The Seller has complied with all applicable anti money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the “Anti Money Laundering Laws”); the Seller has established an anti money laundering compliance program as required by the Anti Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti Money Laundering Laws.

rr.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property or the cooperative shares are sold or transferred without the prior written consent of the Mortgagee thereunder.

ss.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.  The Seller shall maintain such statement in the Mortgage File.  The conversion features of any ARM Mortgage Loans which are convertible to fixed rate Mortgage Loans are reasonable and customary.

tt.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.  Either the Mortgagor is a natural person or the related co borrower or guarantor is a natural person.

uu.

Tax Service Contract; Flood Certification Contract.  With respect to each first lien Mortgage Loan, the Seller has obtained a Tax Service Contract with an Approved Tax Service Provider on each Mortgage Loans and such contract is assignable to the Purchaser.  With respect to each first lien Mortgage Loan, the Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

vv.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

ww.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

xx.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-L of the New York State Banking Law.

yy.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

zz.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

aaa.

Construction/Rehabilitation/Trade-in/Exchange.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

bbb.

Texas Refinance Loans.  Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Penalty.  The Seller does not collect any such Prepayment Penalties in connection with any such Texas Refinance Loan.

ccc.

Instrument.  Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC.

ddd.

Negative Amortization/Consent of Holder of First Lien.  With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not permit negative amortization and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

eee.

Balloon Loans.  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

fff.

Higher Cost Products.  No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the borrower may have qualified for a for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration.

ggg.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

hhh.

Prepayment Premiums.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:  (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) originator has available programs that offered the option of obtaining a mortgage loan that did not require payment of such a prepayment penalty and prior to the Mortgage Loan's origination, the Mortgage Loan was available to the Mortgagor with and without the prepayment penalty, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Seller shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

iii.

Single Premium Credit Insurance Policies.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

jjj.

Fees and Charges.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

kkk.

High Cost.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary).

lll.

Tax Identification/Back-Up Withholding.  All tax identifications for  individual Mortgagors, have been certified as required by law.  Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers provided to Purchaser as reflected on the system are correct. To the extent a Mortgage Loan is on back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists.

mmm.

IRS Forms.  All IRS forms, including, but not limited to, Forms 1099, 1098, 1041 and K-1, as appropriate, which are required to be filed with respect to the Servicing for activity occurring on or before year end 2003 have been filed or will be filed in accordance with applicable law.

nnn.

Optional Insurance.  No Mortgage Loans have mortgage/credit life,  accidental death, disability, unemployment, or any similar insurance collected as part of the Mortgagor’s monthly payment.

ooo.

Electronic Drafting of Payments.  Concerning Mortgage Loans for which Seller drafts Monthly Payments electronically from the Mortgagor’s bank account, such drafting occurs in compliance with applicable, and the applicable agreement with the Mortgagor; and such applicable agreement with the Mortgagor both legally and contractually can be, and will be fully assigned to Purchaser pursuant to the assignment provisions contained therein.

Schedule 7

GREENPOINT MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 7 shall have the respective meanings assigned to them in the GreenPoint Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.  None of the Seller, the Servicer or, to the Seller’s knowledge, any prior originator or servicer, has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are required in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefore from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First Lien.  The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser.

i.

Validity of Mortgage Documents.  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefore have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  The Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Section 7.01 (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

o.

Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located, which such “doing business” and licensing requirements are necessary to ensure the enforceability of such Mortgage Loan.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

LTV, PMI Policy.  In the event the Mortgage Loan had an LTV greater than 80.0% at origination, (i) the excess of the principal balance of the Mortgage Loan over 75.0% of the Appraised Value of the Mortgaged Property with respect to a Refinanced Mortgage Loan, or (ii) the lesser of the Appraised Value or the purchase price of the Mortgaged Property with respect to a purchase money Mortgage Loan, was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer; except that where either (i) or (ii) was impermissible at origination under applicable law, such Mortgage Loan was originated in compliance with applicable law.  Unless the Primary Mortgage Insurance Policy for a Mortgage Loan was either cancelled upon borrower request or terminated, in either case in accordance with applicable law or the requirements of Fannie Mae, all provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  No Mortgage Loan requires payment of such premiums, in whole or in part by the Purchaser.  No action, inaction, or event has occurred and no state of facts exists that has or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.  As of the date of origination, no Mortgage Loan had an LTV greater than 95%.

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

z.

Delinquency.  All payments required to be made prior to the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, manufactured dwelling or cooperative.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae.  The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.

ff.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

hh.

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any originator or servicer or the Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

ii.

Servicing Practices.  The collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.

jj.

Unacceptable Investment.  Neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

kk.

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state statutes.

ll.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

mm.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

oo.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

pp.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary).

rr.

Anti-Money Laundering Laws.  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

ss.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

tt.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.  The Seller shall maintain such statement in the Mortgage File.

uu.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

vv.

Reserved.

ww.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is the maximum amount permitted under applicable law.

xx.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act.

yy.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-L of the New York State Banking Law.

zz.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

aaa.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

Schedule 8

MARKET STREET MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 8 shall have the respective meanings assigned to them in the Market Street Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and (a) all taxes, special assessments, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid prior to any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s corporate funds) and (2) all flood and hazard insurance premiums and mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor.  As of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, including but not limited to a violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Property, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.  Seller has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage.  None of the Seller, the Servicer, a Prior Servicer or any originator (if not the Seller) has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.  As of the Transfer Date, the full original principal amount of each Mortgage Loan has been advanced as provided for in the Mortgage Loan documents, and there is no requirement for any future advances.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First Lien.  Except with respect to each Co-op Loan, the Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage.   Seller has no knowledge of any facts that would impair the validity or value of the Note, the Mortgage, any other Mortgage Loan document or the Mortgaged Property.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the material benefits of the security provided thereby, including (i) in the case of Mortgaged Property designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Except as may be related to bankruptcy and other similar laws affecting creditors’ rights, there is no homestead or other exemption available to a Borrower that would interfere with the right to sell the Mortgaged Property by trustee’s sale or the right to foreclose the Mortgage.  Except with respect to each Co-op Loan, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser.

i.

Validity of Mortgage Documents.  With respect to each Mortgage Loan, Seller or its designee has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Purchaser by Seller as outstanding).  All Servicing Files and miscellaneous items required to be delivered pursuant to this Agreement shall be delivered to Purchaser, within the time frames set forth in this Agreement, and if a Servicing File is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied.  The Mortgage, the Note, and each of the other documents executed in conjunction therewith are genuine, were duly executed by a Borrower of legal capacity, and all Mortgage Loan documents have been correctly completed and are valid and legally binding documents.  Neither the operation of any of the terms of any Mortgage or Note, nor the exercise of any right thereunder, will render the Mortgage or Note unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  Except with respect to each Co-op Loan, the Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (i)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Subsection 7.01(k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances

o.

Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Each Note is payable in monthly installments of principal and interest, with interest calculated and payable in arrears.  The Monthly Payments are sufficient to amortize the Mortgage Loan fully by the maturity date stated in the Note, over a remaining term of not more than thirty (30) years, within a tolerance of one hundred dollars ($100).  Purchaser shall be entitled to the remedies set out in this Sale Agreement for breach of representation or warranty as if the forgoing representation and warranty shall have been given without any reference to a tolerance.  Interest on each Mortgage Loan is calculated and payable in arrears.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings.  As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events.  As of the related Closing  Date, there is no proceeding pending or, to the best of Seller’s knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, balloon payment or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect wherein Monthly Payments are paid or partially paid with funds deposited in a separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor.  As of the related Closing Date, none of the Mortgage Loans are the subject of nonstandard escrow arrangements.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

LTV, PMI Policy.  In the event the Mortgage Loan had an LTV greater than 80.0% at origination the Mortgage Loan is valid and transferable PMI Policy, except that where such a policy was impermissible at origination under applicable law, such Mortgage Loan was originated in compliance with applicable law.  Unless the PMI Policy for a Mortgage Loan was cancelled at the request of the Borrower or automatically terminated, in either case in accordance with applicable law, all premiums have been paid and all provisions of such PMI Policy have been and are being complied with.  With respect to a purchase money Mortgage Loan, both the original appraised value and the purchase price are accurately depicted as such on Seller’s (or, as applicable, Seller’s servicer’s) servicing system and are being transmitted, either electronically or via tape-to-tape, to Purchaser’s servicing system.  Where a Mortgage Loan was closed as a streamlined refinance and a new appraisal was not required, the prior appraised value that was relied on in making the credit decision for the Mortgage Loan is accurately depicted on Seller’s (or, as applicable, Seller’s servicer’s) servicing system and is being transmitted, either electronically or via tape-to-tape, to Purchaser’s servicing system.  There are no Mortgage Loans for which Seller funds the PMI Policy premium.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.  As of the date of origination, no Mortgage Loan had an LTV greater than 95%.

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.  The Mortgaged Property meets the requirement of either owner occupied or non-owner occupied property.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System;

z.

Delinquency.  All payments required to be made prior to the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae.  The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct;

ff.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

hh.

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any originator or servicer or the Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

ii.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.  There has been no improper act or omission or alleged improper act or omission or error by the Seller or any employee, agent or representative acting on Seller’s behalf, with respect to the origination or servicing of the Mortgage Loan.

jj.

Unacceptable Investment.  Neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan or the related Servicing Rights.

kk.

Servicemember’s Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemember’s’ Civil Relief Act, as amended, or other similar state or federal law.

ll.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

mm.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance.  All required insurance policies, of whatever type, remain in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage validity or binding effect of any such policies.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

oo.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

pp.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Interest on Escrows.  As of the related Closing Date, Seller has credited to the account of Mortgagors under the Mortgage Loans all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account.  Evidence of such credit shall be provided to Purchaser upon request.

rr.

Escrow Analysis.  Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law.  All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and have been adjusted to reflect the results of the escrow analyses.  Except as allowed by applicable law, there is no inflation factor used in the escrow analysis. Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses.

ss.

Completion Escrows.  There are no Mortgage Loans subject to outstanding completion escrows except those specifically identified by Seller as such to Purchaser.

tt.

Anti-Money Laundering Laws.  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

uu.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property or Cooperative Shares are sold or transferred without the prior written consent of the Mortgagee thereunder.

vv.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.  The Seller shall maintain such statement in the Mortgage File.  The conversion features of any ARM Mortgage Loans which are convertible to fixed rate Mortgage Loans are reasonable and customary.

ww.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

xx.

Tax Service Contract; Flood Certification Contract.  The Seller has obtained a Tax Service Contract with FARETS on each Mortgage Loans and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract from FAFDS for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

yy.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination.  With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

zz.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act;

aaa.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-L of the New York State Banking Law; and

bbb.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

ccc.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

ddd.

Tax Identification/Back Up Withholding.  All tax identifications for  individual Mortgagors, have been certified as required by law.  Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers provided to Purchaser as reflected on the system are correct. To the extent a Mortgage Loan is on back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists.

eee.

IRS Forms.  All IRS forms, including, but not limited to, Forms 1099 and 1098, as appropriate, which are required to be filed with respect to the Servicing for activity occurring on or before year end 2003 have been filed or will be filed in accordance with applicable law.

fff.

  Optional Insurance.  All Mortgage Loans for which mortgage/credit life,  accidental death, disability, unemployment, or any similar insurance is collected as part of the Mortgagor’s monthly payment are identified in the Mortgage File and fully comply with applicable law.  None of the Mortgage Loans has a single payment credit life insurance or other optional insurance product that has been considered “predatory” by an Fannie Mae or Freddie Mac.  Any Mortgage Loan involved with any type of optional insurance has been properly serviced including, without limitation, the proper application and collection of premiums, the maintenance of complete and accurate records, processing and payment of claims and the handling of correspondence.  None of the Mortgage Loans has an optional insurance product that, as of the Closing Date, is being provided free of charge to a Mortgagor.

ggg.

Electronic Drafting of Payments.  Concerning Mortgage Loans for which Seller drafts Monthly Payments electronically from the Mortgagor’s bank account, such drafting occurs in compliance with applicable, and the applicable agreement with the Mortgagor; and such applicable agreement with the Mortgagor both legally and contractually can be, and will be fully assigned to Purchaser pursuant to the assignment provisions contained therein.

hhh.

Construction Defects.  Any home or other improvement included within the Mortgaged Property was constructed in a workmanlike manner, and was accepted by the original homeowner or Mortgagor in good and habitable condition and working order, and conforms with all warranties, express or implied, representations, legal obligations, and local, state and federal requirements and codes concerning the condition, construction, and placement of the home or improvement.

iii.

Third Party Lenders and Third Party Loans.  Seller shall be deemed to have made all of the representations and warranties contained herein on behalf of each any third party originator and with respect to each loan originated by a third party as though the Seller were the originator thereof.

jjj.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan.

kkk.

Single Premium Credit Life Insurance.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

lll.

Anti-Predatory Lending.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

mmm.

   Arkansas High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

nnn.

Kentucky High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

ooo.

New Jersey High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

ppp.

New Mexico High-Cost Home Loan.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

qqq.

Illinois High-Risk Home Loan.  No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

rrr.

Massachusetts High-Cost Home Mortgage Loan.  No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

sss.

Indiana High Cost Home Loan.  No Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

ttt.

Origination.  No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

uuu.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

vvv.

Points/Fees.  All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

www.

 Fee Disclosure.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation

xxx.

Valid Co-op Loan Lien.  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first or second security interest on the related Cooperative Shares securing the related cooperative note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Seller’s security interest in such Cooperative Shares;

yyy.

 Filing Search.  With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

zzz.

 Co-op Compliance with all Laws.  With respect to each Co-op Loan, the related cooperative that owns title to the related Cooperative Apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

aaaa.

   Pledging.  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the Cooperative or assigning the Co-op Lease;

Schedule 9

NETBANK MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 9 shall have the respective meanings assigned to them in the NetBank Mortgage Loan Purchase Agreement.

a.

The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

b.

The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct; provided that in the event of a conflict between the Confirmation and this Agreement, the Confirmation shall control;

c.

All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note shall be made and credited during the calendar month in which such payment is due; except pursuant to a buydown agreement governing a buydown loan identified on the Mortgage Loan Schedule and except for interest credited to the Mortgagor accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, for a period not to exceed fifteen (15) days, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, and there has been no 30-day delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months.  The Mortgage Loan has not been dishonored;

d.

There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

e.

The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if required by applicable law or if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule.  As of the Transfer Date, the full original principal amount of each Mortgage Loan has been advanced as provided for in the Mortgage Loan documents, and there is no requirement for any future advances (excluding Completion Escrows);

f.

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage or Mortgage Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

g.

All buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are provided for in an insurance policy conforming to the requirements of Fannie Mae or Freddie Mac as well as all additional requirements set forth herein, and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by applicable state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any Prior Servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person with respect to such Mortgage Loan, and no such unlawful items have been received, retained or realized by the Seller;

h.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

i.

The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default;

j.

The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Except as noted on the Mortgage Loan Schedule, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

k.

With respect to each Mortgage Loan, Seller or its designee has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Purchaser by Seller as outstanding).  All Servicing Files and miscellaneous items required to be delivered pursuant to this Agreement shall be delivered to Purchaser, within the time frames set forth in this Agreement, and if a Servicing File is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied.  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

l.

All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person, except for trusts meeting either the Underwriting Guidelines or the Fannie Mae or Freddie Mac guidelines;

m.

Except for weather related escrow holdbacks (“Holdbacks”), the proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder.  Except for Holdbacks, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.  Funds held in connection with each Holdback are sufficient to complete all unfinished construction on the related Mortgaged Property and such funds have been maintained and administered in accordance with the Underwriting Guidelines;

n.

The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan (including, without limitation, all interest in the Servicing Rights) to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest (other than as contemplated by Subsection (j) above).  Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Mortgage Loan (including, without limitation, any interest in the Servicing Rights) to any person other than Purchaser.  At the time of the sale of such Mortgage Loan to Purchaser, the Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all liens, and upon the sale of such Mortgage Loan (including, without limitation, all interest in the Servicing Rights) to Purchaser, Purchaser will be the sole owner thereof, free and clear of any lien, claim or encumbrance in each case except for liens to be released simultaneously with the sale to the Buyer hereunder (other than as contemplated by Subsection (j) above);

o.

All parties which have had a beneficial interest in the Mortgage Loan, whether as mortgagee, assignee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

p.

Each Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located to the extent required to receive full benefit of such insurance policy, insuring (subject to the exceptions contained in (j)(i), (ii), (iii), and (iv) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage, in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment; provided, however, with respect to such title insurance issued on a Mortgaged Property located in the state of Iowa, each title insurance policy is in full force and effect and was issued in compliance with all applicable laws and the requirements of Fannie Mae or Freddie Mac.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

q.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

r.

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

s.

All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Subsection 7.02 (p) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances;

t.

At the time the Mortgage Loan was originated, either (i) it closed in the name of NetBank, or closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a “HUD Approved Mortgagee”) and was so at the time such Mortgage Loan was originated (NetBank or such other entity, the “Originator”) or (ii) closed in the name of a loan broker or correspondent under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker or correspondent, such Mortgage Loan (A) was originated on behalf of the Seller through a loan broker or correspondent and met the Seller’s underwriting criteria at the time of origination, (B) was originated in accordance with the Seller’s policies and procedures, and (C) was acquired by the Seller from the loan broker or correspondent at closing or soon thereafter;

u.

Monthly Payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  Except as set forth in the related Confirmation, the Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears.  With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an Interest Only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, may change on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an Interest Only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate.  As to each Adjustable Rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and which in no event exceed the Maximum Mortgage Interest Rate.  None of the Mortgage Loans are simple interest Mortgage Loans.  The Mortgage Note does not permit negative amortization.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an Interest Only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  With respect to each Balloon Mortgage Loan, the Mortgage Note requires a Monthly Payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan as of the Due Date of such Monthly Payment.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Confirmation.  No Mortgage Loan is a Convertible Mortgage Loan;

v.

The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been legal and proper in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and, except for Holdbacks as referred to in clause (m) above, no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

w.

There are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce the Mortgage Loan balance or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan Documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  There is no proceeding pending or, to the best of Seller’s knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser;

x.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Except as provided for in the Underwriting Guidelines, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

y.

The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Seller in effect for the applicable loan type at the time the Mortgage Loan was originated and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac (or otherwise reasonably acceptable to Purchaser);

z.

The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

aa.

If required by the Underwriting Guidelines, the Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae or Freddie Mac and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae or Freddie Mac.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

bb.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

cc.

Except as set forth on the Mortgage Loan Schedule, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

dd.

If required by applicable law, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

ee.

No Mortgage Loan was made in connection with the construction or rehabilitation or facilitating the trade-in or exchange of a Mortgaged Property (other than a “modified-to-perm”) or rehabilitation of a Mortgaged Property;

ff.

To the Seller’s knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, or materially and adversely affect the value or the marketability of the Mortgage Loan or the related Servicing Rights;

gg.

Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by a Qualified Insurer, which provides coverage in an amount at least equal to that which would be required by Fannie Mae or Freddie Mac if such Mortgage Loan was being delivered for sale to, and/or securitization by, Fannie Mae or Freddie Mac.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  Except as set forth on the Mortgage Loan Schedule, the Seller does not fund the Primary Insurance Policy premium and the Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.  As of the date of origination, no Mortgage Loan had an LTV greater than 95%;

hh.

The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation, and the Mortgaged Property meets all such requirements of either owner occupied or non-owner occupied property, as applicable;

ii.

No misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

jj.

The Mortgage File contains an Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee).  Each original Mortgage was recorded (or is in the process of being recorded) and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller (or is in the process of being recorded).  Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Mortgage Loan.  With respect to each MERS Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System;

kk.

Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the first Mortgage is expressly insured as having first lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

ll.

If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae or Freddie Mac and/or the Underwriting Guidelines;

mm.

Except as permitted by the Underwriting Guidelines, the source of the down payment with respect to each Mortgage Loan has been fully verified;

nn.

Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

oo.

The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

pp.

No Mortgage Loan is a High Cost Loan or a Covered Home Loan;

qq.

The debt-to-income ratio of the related Mortgagor was in accordance with the Underwriting Guidelines at the origination of the related Mortgage Loan;

rr.

No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

ss.

To the extent permitted by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

tt.

With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable, and each Prepayment Penalty is permitted pursuant to applicable federal, state and local law.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination.  With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

uu.

The Mortgage Loan was not prepaid in full prior to the Closing Date;

vv.

Assuming the satisfaction of Sections 860G(a)(3)(A)(i), 860G(a)(3)(A)(ii) or 860G(a)(3)(A)(iii) of the Code, each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

ww.

The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted (or the originator of the Mortgage Loan has conducted) the requisite due diligence in connection with the origination of each Mortgage Loan required by the Anti-Money Laundering Laws, and has obtained and will maintain information identifying the applicable Mortgagor as required by the Anti-Money Laundering Laws.  No Mortgage Loan is subject to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

xx.

There is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances or other casualty that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property;

yy.

With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned;

zz.

The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were being offered for sale by Seller and were available for inclusion in the Mortgage Loans;

aaa.

No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or would be reasonably likely to result in the exclusion from, denial of, or defense to coverage under any applicable PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  Except with respect to the reinsurance of any PMI Policy or LPMI Policy by MG Reinsurance Company, in connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance;

bbb.

With respect to any ground lease to which a Mortgaged Property may be subject:  (i) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (ix) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note;

ccc.

Seller has credited to the account of the Mortgagor under the Mortgage Loan all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account.  Evidence of such credit shall be provided to Purchaser upon reasonable request;

ddd.

Seller has conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law.  All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and have been adjusted to reflect the results of the escrow analyses.  Except as allowed by applicable law, there is no inflation factor used in the escrow analysis. Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses;

eee.

[Reserved];

fff.

With respect to each Adjustable Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with applicable state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to applicable state and local law has been properly paid and credited.  The conversion features of any Adjustable Mortgage Loans which are convertible to fixed rate Mortgage Loans are reasonable and customary;

ggg.

[Reserved];

hhh.

The Seller has obtained a Tax Service Contract with FARETS on each Mortgage Loans and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract from FAFDS for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee;

iii.

There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act;

jjj.

The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

kkk.

No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

lll.

All tax identifications for individual Mortgagors, have been certified as required by applicable law.  Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers;

mmm.

All IRS forms, including, but not limited to, Forms 1099, 1098, 1041 and K-1, as appropriate, which are required to be filed with respect to the Servicing Rights for activity occurring on or before year end 2004 have been filed or will be filed in accordance with applicable law;

nnn.

All Mortgage Loans for which mortgage/credit life, accidental death, disability, unemployment, or any similar insurance is collected as part of the Mortgagor’s monthly payment are identified in the Mortgage File and fully comply with applicable law.  Any Mortgage Loan involved with any type of optional insurance has been properly serviced including, without limitation, the proper application and collection of premiums, the maintenance of complete and accurate records, processing and payment of claims and the handling of correspondence.  None of the Mortgage Loans has an optional insurance product that, as of the Closing Date, is being provided free of charge to a Mortgagor;

ooo.

Concerning Mortgage Loans for which Seller drafts Monthly Payments electronically from the Mortgagor’s bank account, such drafting occurs in compliance with applicable law, and the applicable agreement with the Mortgagor; and such applicable agreement with the Mortgagor both legally and contractually can be, and will be fully assigned to Purchaser pursuant to the assignment provisions contained therein;

ppp.

[Reserved];

qqq.

With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security agreement.  There are no liens against or security interest in the cooperative shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loan), which have priority over the Seller’s security interest in such cooperative shares;

rrr.

With respect to each Cooperative Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Cooperative Loan;

sss.

With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

ttt.

With respect to each Cooperative Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Cooperative lease;

uuu.

No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

vvv.

Except as otherwise provided for in the Underwriting Guidelines, the methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment.  The extent of the Mortgagor’s equity in the collateral was not the principal determining factor in approving such credit extension and the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan; and

www.

All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor to the extent required by, and in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

Section 10

NOVASTAR MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 10 shall have the respective meanings assigned to them in the NovaStar Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.  None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are required in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First or Second Lien.  The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (iv) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

i.

Validity of Mortgage Documents.  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  The Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (h)(ii) and (h)(iii) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in (h)(iv)) the Seller, its successors and assigns with respect to First Lien Mortgage Loans as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  As of the date of the origination of the Mortgage Loan, all improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

o.

Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than forty (40) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date in the case of each ARM Mortgage Loan (or following each Interest-Only Adjustment Date in the case of each Interest-Only Mortgage Loan), to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, balloon payment or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

x.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

y.

Delinquency.  All payments required to be made prior to the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

z.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

aa.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller (other than pursuant to a warehouse line of credit, which assignment or pledge will have been released prior to the Closing Date) and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

bb.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

cc.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination with reasonable exceptions as may be made by prudent mortgage lenders in the secondary market for comparable mortgage loans.  No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac.

dd.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, manufactured dwelling or cooperative.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae.  The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.

ee.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

ff.

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

gg.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.

hh.

Unacceptable Investment.  Neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

ii.

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state statutes.

jj.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

kk.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

ll.

Insurance.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

mm.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

nn.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

oo.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

pp.

Anti-Money Laundering Laws.  The Seller and its agents have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller or its agent, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”), in respect of the origination and servicing of each Mortgage Loan; the Seller has established an anti-money laundering compliance program if, as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws to the extent applicable to Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

qq.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

rr.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.

ss.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae Guidelines for such trusts.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

tt.

Tax Service Contract; Flood Certification Contract.  The Seller has obtained a Tax Service Contract with an Approved Tax Service Contract Provider on each Mortgage Loans and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

uu.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

vv.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

ww.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-1 of the New York State Banking Law.

xx.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

yy.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

zz.

Construction/Rehabilitation/Trade-in/Exchange.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

aaa.

Texas Refinance Loans.  Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Penalty.  The Seller does not collect any such Prepayment Penalties in connection with any such Texas Refinance Loan.

bbb.

LTV and CLTV Limit.  No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination.

ccc.

Instrument.  Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC.

ddd.

Negative Amortization/Consent of Holder of First Lien.  With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not permit negative amortization and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

eee.

Fannie Mae Selling Guide.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Selling Guide.

fff.

State Laws.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.); no Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); no Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

ggg.

Balloon Loans.  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

hhh.

Higher Cost Products.  No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the borrower may have qualified for a for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration.

iii.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

jjj.

Prepayment Premiums.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

kkk.

Single Premium Credit Insurance Policies.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

lll.

Points and Fees.  All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.  All points and fees to each Mortgage Loan are disclosed on the Mortgage Loan Schedule.

mmm.

Fees and Charges.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

nnn.

Fannie Mae Guide Announcement 95-19.  The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall  report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

ooo.

High Cost.  No mortgage loan in the trust is a “high cost home,” “covered” (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

ppp.

Future Credit Reporting.  The servicer for each mortgage loan underlying the Security will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

Schedule 11

OHIO SAVINGS

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 11 shall have the respective meanings assigned to them in the Ohio Savings Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Interim Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and (a) all taxes, special assessments, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid prior to any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s corporate funds) and (2) all flood and hazard insurance premiums and mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor.  As of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.  Seller has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage.  None of the Seller, the Interim Servicer, or to the best of Seller’s knowledge, a Prior Servicer or any originator (if not the Seller) has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.  As of the Transfer Date, the full original principal amount of each Mortgage Loan has been advanced as provided for in the Mortgage Loan documents, and there is no requirement for any future advances.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums due thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Interim Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Interim Servicer has waived any default.

h.

Valid First Lien.  The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property, or (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser.

i.

Validity of Mortgage Documents.  With respect to each Mortgage Loan, Seller or its designee has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Purchaser by Seller as outstanding).  All Servicing Files and miscellaneous items required to be delivered pursuant to this Agreement shall be delivered to Purchaser, within the time frames set forth in this Agreement, and if a Servicing File is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied.  The Mortgage, the Note, and each of the other documents executed in conjunction therewith are genuine, were duly executed by a Borrower of legal capacity, and all Mortgage Loan documents have been correctly completed and are valid and legally binding documents.  Neither the operation of any of the terms of any Mortgage or Note, nor the exercise of any right thereunder, will render the Mortgage or Note unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor (other than those not yet required to be completed under the terms of the escrow arrangement) have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  The Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy..

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Interim Servicer has waived any default, breach, violation or event permitting acceleration and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Subsection 7.01(k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances

o.

Origination; Payment Terms.  The Mortgage Loan was (A) originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority or (B)  the following requirements have been met with respect to the Mortgage Loan:  the Seller meets the requirements set forth in clause (A), and (i) the Mortgage Loan was originated by a correspondent and such Mortgage Loan was underwritten in accordance with standards established by the Seller, using application forms and related credit documents approved by or acceptable to the Seller, (ii) the closing documents for such Mortgage Loan were prepared on forms approved by or acceptable to the Seller and (iii) the Mortgage Loan was acquired by the Seller from the correspondent at closing in accordance with a pre-existing relationship between the Seller and the correspondent.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  Unless otherwise agreed by the parties, the Mortgage Loans have an original term to maturity of not more than forty (40) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  With respect to each Mortgage Loan other than the Interest Only Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an Interest-Only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.  The Mortgage Note does not permit negative amortization.  Each Note is payable in monthly installments of principal and interest, with interest calculated and payable in arrears.  Except for Mortgage Loans identified as Interest Only Mortgage Loans on the Mortgage Loan Schedule, the Monthly Payments are sufficient to amortize the Mortgage Loan fully by the maturity date stated in the Note, over a remaining term of not more than forty (40) years.  Interest on each Mortgage Loan is calculated and payable in arrears.  Except as set forth on the Mortgage Loan Schedule, no Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings.  As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier.  No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents.  All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds.  As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events.  As of the related Closing  Date, there is no proceeding pending or, to the best of Seller’s knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, or other contingent interest feature, nor, except as set forth on the related Mortgage Loan Schedule, does it contain any “buydown” provision which is currently in effect wherein Monthly Payments are paid or partially paid with funds deposited in a separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor.  As of the related Closing Date, none of the Mortgage Loans are the subject of nonstandard escrow arrangements.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

LTV, PMI Policy.  In the event the Mortgage Loan had an LTV greater than 80.0% at origination the Mortgage Loan is insured by a valid and transferable PMI Policy, except that where such a policy was impermissible at origination under applicable law, such Mortgage Loan was originated in compliance with applicable law.  Unless the PMI Policy for a Mortgage Loan was cancelled at the request of the Borrower or automatically terminated, in either case in accordance with applicable law, all premiums due have been paid and all provisions of such PMI Policy have been and are being complied with.  With respect to a purchase money Mortgage Loan, both the original appraised value and the purchase price are accurately depicted as such on Seller’s (or, as applicable, Seller’s servicer’s) servicing system and are being transmitted, either electronically or via tape-to-tape, to Purchaser’s servicing system.  Where a Mortgage Loan was closed as a streamlined refinance and a new appraisal was not required, the prior appraised value that was relied on in making the credit decision for the Mortgage Loan is accurately depicted on Seller’s (or, as applicable, Seller’s servicer’s) servicing system and is being transmitted, either electronically or via tape-to-tape, to Purchaser’s servicing system.  Except with respect to LPMI loans, there are no Mortgage Loans for which Seller funds the PMI Policy premium.  Except with respect to LPMI loans, the Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.  As of the date of origination, no Mortgage Loan had an LTV greater than 100%.  As of the date of origination, no Mortgage Loan had a CLTV greater than 100%.

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  As of the date of origination of the Mortgage Loan, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS System.

z.

Delinquency.  All payments required to be made prior to the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and, except as set forth on the Mortgage Loan Schedule, no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Interim Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Interim Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Interim Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Interim Servicer and the Purchaser.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a mixed-use property. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), the applicable representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.  With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related Mortgagor occupied the related manufactured home as its primary residence.

ff.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien residential mortgage loans owned by it of similar type which were available for inclusion in the Mortgage Loans.

gg.

Reserved.

hh.

No Fraud.  No fraud, misrepresentation or negligence with respect to the Mortgage Loan has taken place on the part of the Seller, the Interim Servicer or any originator or servicer or the Mortgagor or, to the best of Seller’s knowledge, on the part of any other party involved in the origination of the Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application for any insurance in relation to such Mortgage Loan.  To the best of Seller’s knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

ii.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Interim Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Interim Servicer have been consistent with Customary Servicing Procedures.  There has been no improper act or omission or alleged improper act or omission or error by the Seller or any employee, agent or representative acting on Seller’s behalf, with respect to the origination or servicing of the Mortgage Loan.

jj.

Unacceptable Investment.  Neither the Seller nor the Interim Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan or the related Servicing Rights.

kk.

Servicemember’s Civil Relief Act.  Except as set forth on the Mortgage Loan Schedule, the Mortgagor has not notified the Seller or the Interim Servicer, and neither the Seller nor the Interim Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemember’s’ Civil Relief Act, as amended, or other similar state or federal law.

ll.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

mm.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Interim Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  To the best of Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance.  All required insurance policies, of whatever type, remain in full force and effect.  Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage validity or binding effect of any such policies.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no unlawful commission, unlawful fee, or other unlawful compensation has been or will be received by the Seller or the Interim Servicer or any designee of the Seller or the Interim Servicer or any corporation in which the Seller, the Interim Servicer or any officer, director, or employee of the Seller or the Interim Servicer had a financial interest at the time of placement of such insurance.

oo.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

pp.

Escrow Payments.  With respect to escrow deposits and payments that the Interim Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Interim Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Interest on Escrows.  To the extent required by applicable law, as of the related Closing Date, Seller has credited to the account of Mortgagors under the Mortgage Loans all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account.  Evidence of such credit, if any, shall be provided to Purchaser upon request.

rr.

Escrow Analysis.  Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law and the terms of the Mortgage.  All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and, where applicable, have been adjusted to reflect the results of the escrow analyses.  Except as allowed by applicable law, there is no inflation factor used in the escrow analysis. Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses.

ss.

Completion Escrows.  There are no Mortgage Loans subject to outstanding completion escrows except those specifically identified by Seller as such to Purchaser.

tt.

Anti-Money Laundering Laws.  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.  No Mortgage Loan is subject to nullification pursuant to the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the OFAC Regulations, and no Mortgagor is subject to the provisions of the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

uu.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

vv.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with applicable state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to applicable state and local law (taking into consideration any applicable federal preemption) has been properly paid and credited.  If required by applicable law, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans.  The Seller shall maintain such statement in the Mortgage File.

ww.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.

xx.

Tax Service Contract; Flood Certification Contract.  The Seller has obtained a Tax Service Contract with FARETS on each Mortgage Loans and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract from FAFDS for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

yy.

Prepayment Penalties.  With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.  With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may provide for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may provide for a term in excess of three (3) years following origination unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three years and the Mortgagor was notified in writing of such reduction in prepayment period.

zz.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act;

aaa.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) that has an application date on or after April 1, 2003 and (3) where the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-L of the New York State Banking Law; and

bbb.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

ccc.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

ddd.

Tax Identification/Back Up Withholding.  All tax identifications for  individual Mortgagors, have been certified as required by law.  Seller has complied with all applicable IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers provided to Purchaser as reflected on the system are correct. To the extent a Mortgage Loan is on back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists.

eee.

IRS Forms.  All IRS forms, including, but not limited to, Forms 1099 and 1098, as appropriate, which are required to be filed with respect to the Servicing for activity occurring on or before year end 2005 have been filed or will be filed in accordance with applicable law.

fff.

Optional Insurance.  All Mortgage Loans for which mortgage/credit life,  accidental death, disability, unemployment, or any similar insurance is collected as part of the Mortgagor’s monthly payment are identified in the Mortgage File and fully comply with applicable law.  None of the Mortgage Loans has a single payment credit life insurance or other optional insurance product that has been considered “predatory” by Fannie Mae or Freddie Mac.  Any Mortgage Loan involved with any type of optional insurance has been properly serviced including, without limitation, the proper application and collection of premiums, the maintenance of complete and accurate records, processing and payment of claims and the handling of correspondence.  None of the Mortgage Loans has an optional insurance product that, as of the Closing Date, is being provided free of charge to a Mortgagor.

ggg.

Electronic Drafting of Payments.  Concerning Mortgage Loans for which Seller drafts Monthly Payments electronically from the Mortgagor’s bank account, such drafting occurs in compliance with the applicable agreement with the Mortgagor.

hhh.

Reserved.

iii.

Third Party Lenders and Third Party Loans.  Seller shall be deemed to have made all of the representations and warranties contained herein on behalf of each any third party originator and with respect to each loan originated by a third party as though the Seller were the originator thereof.

jjj.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No Mortgage Loan has an “annual percentage rate” or total “points  and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i).  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan.

kkk.

Single Premium Credit Life Insurance.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

lll.

Anti-Predatory Lending.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

mmm.

Reserved.

nnn.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit.  The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

ooo.

Points/Fees.  All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.  For Mortgage Loans conforming to Fannie Mae guidelines, except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

ppp.

 Fee Disclosure.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

qqq.

Related Escrow Account Maintenance.  All related Escrow Accounts have been maintained in accordance with applicable law, and the terms of the Mortgages related thereto. Except as to payments which are past due under the Mortgage Notes, all escrow balances required by the Mortgages and paid to Seller for the account of the Mortgagors and Seller are on deposit in the appropriate Escrow Accounts.  All funds received by Seller in connection with the Mortgage Loans, including, without limitation, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and principal reductions, have promptly been deposited in the appropriate account, and all such funds have been applied to reduce the principal balance of the Mortgage Loans in question, or for reimbursement or repairs to the Mortgaged Property or as otherwise required by applicable law.  There are no pledged accounts in lieu of escrow deposits;

rrr.

Compliance with Insurance Contracts.  Seller has complied with all material obligations under all applicable insurance contracts, including hazard, flood and Primary Mortgage Insurance Policies.  Seller has not taken any action or failed to take any action that might cause the cancellation of or otherwise affect any of the insurance contracts.

Schedule 12

OPTION ONE MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 12 shall have the respective meanings assigned to them in the Option One Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the Mortgage Loan Data Tape delivered by the Company to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Company or any prior originator or servicer in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.  None of the Company or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered or will be delivered to the Custodian on behalf of the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated except as expressly permitted under the Company’s Underwriting Guidelines.  The Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or is a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are required in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance owing on the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the Company, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company.

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with; the Company maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Company’s office during normal business hours upon reasonable advance notice.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and the Company has not waived any default.

h.

Valid First or Second Lien.  The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (iv) with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a first lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the applicable Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the applicable Mortgage.  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender or the Company has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender or Company has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

i.

Validity of Mortgage Documents.  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  The Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (h)(ii) and (h)(iii) and, with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in (h)(iv)) the Company, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Company and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Company has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  Except with respect to payments not yet 30 days past due, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the Company has waived any default, breach, violation or event permitting acceleration.  With respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the first lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage.

m.

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Section 7.01 (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

o.

Origination; Payment Terms.  The Mortgage Loan was originated by (i) the Company, (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority or (iii) by a correspondent mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, applying the same standards and procedures used by the Company in originating mortgage loans directly and the Company determined that the Mortgage Loans were originated in compliance with such standards prior to purchasing the Mortgage Loans.  The Company and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month unless otherwise disclosed on the Mortgage Loan Schedule.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each adjustable rate Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac, except for any addendums thereto.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, balloon payment or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect.

v.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

PMI Policy.  No Mortgage Loan is covered by a Primary Mortgage Insurance Policy or a LPMI Policy.

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded.  On or prior to the related Closing Date, Company has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Company has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

z.

Delinquency.  Except with respect to Monthly Payments not yet 30 days past due, all payments required to be made prior to the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Company is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the applicable Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the applicable Seller and the applicable Seller had good and marketable title thereto, and the applicable Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The applicable Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Company as set forth in this Agreement.  After the related Closing Date, neither the Seller Trusts nor the Company will have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Company to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or cooperative.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae.  The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.

ff.

Adverse Selection.  The Company used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

hh.

No Fraud.  Unless otherwise stated in the applicable Terms Letter, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Company or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer.

ii.

Origination Practices.  The origination, collection and servicing practices used by the Company with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Company have been consistent with Customary Servicing Procedures.

jj.

Unacceptable Investment.  The Company has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that, relative to similar mortgage loans held by the Company that are secured by properties in the same geographic area as the related Mortgaged Property, could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

kk.

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state statutes.

ll.

No Construction Loans.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

mm.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no unlawful commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee of the Company had a financial interest at the time of placement of such insurance.

oo.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

pp.

Escrow Payments.  With respect to Escrow Payments that the Company is entitled to collect, all such payments are in the possession of, or under the control of the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Escrow Loan, the escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

rr.

Anti-Money Laundering Laws.  The Company and its agents have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Company or its agent, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”), in respect of the origination and servicing of each Mortgage Loan; the Company has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws to the extent applicable to Company, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

ss.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

tt.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.

uu.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae Guidelines for such trusts.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

vv.

Tax Service Contract; Flood Certification Contract.  The Company has obtained a Tax Service Contract on each Mortgage Loans and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

ww.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will, subject to the terms of this Agreement, be enforced by the Company, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

xx.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

yy.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-1 of the New York State Banking Law.

zz.

Credit Reporting.  The Company has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its primary borrower to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

aaa.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

bbb.

Reserved.

ccc.

Texas Refinance Loans.  Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Penalty.  The Company does not collect any such Prepayment Penalties in connection with any such Texas Refinance Loan.

ddd.

LTV and CLTV Limit.  No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination.

eee.

Instrument.  Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC.

fff.

Negative Amortization/Consent of Holder of First Lien.  With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not permit negative amortization and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

ggg.

Fannie Mae Selling Guide.  Other than with respect to the requirements related to escrow deposits, each Points and Fees Eligible Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Selling Guide.

hhh.

State Laws.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.); no Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); no Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

iii.

Balloon Loans.  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

jjj.

Higher Cost Products.  No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the borrower may have qualified for a for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration.

kkk.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

lll.

Prepayment Premiums.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

mmm.

Single Premium Credit Insurance Policies.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployement, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

nnn.

Points and Fees.  All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.  Except as otherwised disclosed in the related Mortgage Loan Schedule and in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

ooo.

Fees and Charges.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. and ppp.

Fannie Mae Guide Announcement 95-19.  The Company will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Company agrees it shall  report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

qqq.

High Cost.  No mortgage loan in the trust is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

Schedule 13

RESMAE MORTGAGE CORPORATION

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 13 shall have the respective meanings assigned to them in the ResMae Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.  None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

d.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily covered as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with; the Servicer maintains, and shall maintain until the Servicing Transfer Date, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First or Second Lien.  The related Mortgage is properly recorded or has been submitted for recordation and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (iv) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

i.

Title Insurance.  The Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy issued by a title insurer generally acceptable in the secondary market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (h)(ii) and (h)(iii) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in (h)(iv)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

j.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), to the best of Seller’s knowledge (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

k.

 No Mechanics’ Liens.  To the best of Seller’s knowledge, there are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

l.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroached upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Section 7.01 (k) above and all improvements on the Mortgaged Property complied with all applicable zoning and subdivision laws and ordinances.

m.

Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in average repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

n.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

o.

Appraisal.  The Seller has delivered an appraisal of the related Mortgaged Property and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

p.

Occupancy of the Mortgaged Property.  At origination, the Mortgaged Property was lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, were made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property was in violation of any zoning law or regulation.

q.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

r.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

s.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

t.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.

u.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien and second-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

v.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

w.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.

x.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

Schedule 14

WEICHERT MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 14 shall have the respective meanings assigned to them in the Weichert Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and (a) all taxes, special assessments, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid prior to any "economic loss" dates or discount dates (or if payments were made after any "economic loss" date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller's corporate funds) and (2) all flood and hazard insurance premiums and mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor. As of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, including but not limited to a violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Property, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. Seller has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a Borrower, which may or could give rise to a Borrower default under the Note or Mortgage. None of the Seller, the Servicer, a Prior Servicer or any originator (if not the Seller) has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule. As of the Transfer Date, the full original principal amount of each Mortgage Loan has been advanced as provided for in the Mortgage Loan documents, and there is no requirement for any future advances.

d.

No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

e.

Hazard Insurance. All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development, The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

f.

Compliance with Applicable Laws.  Each Mortgage Loan complies with all applicable federal, state and local laws and regulations which pertain to the origination, closing, sale and servicing of the Mortgage Loan including, but not limited to, the following: (i) the Federal Truth in Lending Act of 1969, and Federal Reserve Regulation Z thereunder; (ii) the Federal Equal Credit Opportunity Act ("ECOA") and Federal Reserve Regulation B thereunder; (iii) the Federal Fair Credit Reporting Act; (iv) the Federal Real Estate Settlement Procedures Act of 1974 ("RESPA), and Regulation X thereunder; (v) the Flood Disaster Protection Act of 1973; (vi) the Fair Housing Act; (vii) the Home Mortgage Disclosure Act; (viii) the Financial Institutions Reform Recovery and Enforcement Act of 1989, all as amended, including all regulations issued pursuant thereto; (ix) any and all laws, rules, ordinances, and regulations relating to predatory or abusive lending; and (x) any and all laws, rules, ordinances, and regulations relating to adjustable rate mortgages, negative amortization, and graduated payment mortgages. No Mortgage Loan is (a) a "high cost" loan under the Homeownership and Equity Protection Act of 1994 ("High Cost Mortgage Act"), (Section 103 (aa) of the Truth in Lending Act, as amended and Section 226.32 of Regulation Z as amended), (b) a "high cost", "covered", "threshold", "predatory" or "abusive" loan under any federal, state or local law or regulation relating to such loans (as such terms are defined therein), or (c) subject to any of the laws or regulations identified in the preceding clause (b) or any other law or regulation providing for assignee liability to holders of such mortgage loans. None of the proceeds of the Mortgage Loan was used to finance single premium credit life insurance policies.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First Lien. The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage. Seller has no knowledge of any facts that would impair the validity or value of the Note, the Mortgage, any other Mortgage Loan document or the Mortgaged Property. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the material benefits of the security provided thereby, including (i) in the case of Mortgaged Property designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Except as may be related to bankruptcy and other similar laws affecting creditors' rights, there is no homestead or other exemption available to a Borrower that would interfere with the right to sell the Mortgaged Property by trustee's sale or the right to foreclose the Mortgage. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser.

i.

Validity of Mortgage Documents.  With respect to each Mortgage Loan, Seller or its designee has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Purchaser by Seller as outstanding). All Servicing Files and miscellaneous items required to be delivered pursuant to this Agreement shall be delivered to Purchaser, within the time frames set forth in this Agreement, and if a Servicing File is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied. The Mortgage, the Note, and each of the other documents executed in conjunction therewith are genuine, were duly executed by a Borrower of legal capacity, and all Mortgage Loan documents have been correctly completed and are valid and legally binding documents. Neither the operation of any of the terms of any Mortgage or Note, nor the exercise of any right thereunder, will render the Mortgage or Note unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance. The Mortgage Loan is covered by an ALTA or CLTA lender's title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (i)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller and its successors and assigns are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act. No claims have been made under such lender's title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

m.

No Mechanics' Liens. There are no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments. All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Subsection 7.01 (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances

o.

Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 21 1 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month. As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap. Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization. Each Note is payable in monthly installments of principal and interest, with interest calculated and payable in arrears. The Monthly Payments are sufficient to amortize the Mortgage Loan fully by the maturity date stated in the Note, over a remaining term of not more than thirty (30) years, within a tolerance of one hundred dollars ($100). Purchaser shall be entitled to the remedies set out in this Sale Agreement for breach of representation or warranty as if the forgoing representation and warranty shall have been given without any reference to a tolerance. Interest on each Mortgage Loan is calculated and payable in arrears. No Mortgage Loan is a Convertible Mortgage Loan. None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings. As of the related Closing Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier. No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents. All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds. As of the related Closing Date, there is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events. As of the related Closing Date, there is no proceeding pending or, to the best of Seller's knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan, except as disclosed in writing to Purchaser.

q.

Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

r.

No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property.

s.

Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

t.

Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, balloon payment or other contingent interest feature, nor does it contain any "buydown" provision which is currently in effect wherein Monthly Payments are paid or partially paid with funds deposited in a separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. As of the related Closing Date, none of the Mortgage Loans are the subject of nonstandard escrow arrangements.

v.

Disclosure and Rescission Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

LTV, PMI Policy. In the event the Mortgage Loan had an LTV greater than 80.0% at origination the Mortgage Loan is valid and transferable PMI Policy, except that where such a policy was impermissible at origination under applicable law, such Mortgage Loan was originated in compliance with applicable law. Unless the PMI Policy for a Mortgage Loan was cancelled at the request of the Borrower or automatically terminated, in either case in accordance with applicable law, all premiums have been paid and all provisions of such PMI Policy have been and are being complied with. With respect to a purchase money Mortgage Loan, both the original appraised value and the purchase price are accurately depicted as such on Seller's (or, as applicable, Seller's servicer's) servicing system and are being transmitted, either electronically or via tape-to-tape, to Purchaser's servicing system. Where a Mortgage Loan was closed as a streamlined refinance and a new appraisal was not required, the prior appraised value that was relied on in making the credit decision for the Mortgage Loan is accurately depicted on Seller's (or, as applicable, Seller's servicer's) servicing system and is being transmitted, either electronically or via tape-to-tape, to Purchaser's servicing system. There are no Mortgage Loans for which Seller funds the PMI Policy premium. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. As of the date of origination, no Mortgage Loan had an LTV greater than 95%.

x.

Occupancy of the Mortgaged Property. As of the date of origination, and to the best of the Seller's knowledge, as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation. The Mortgaged Property meets the requirement of either owner occupied or non-owner occupied property.

y.

Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan). Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded. On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERSO System;

z.

Delinquency. All payments required to be made prior to the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

aa.

Mortgage File. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

bb.

Ownership. Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note. The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans. Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement. After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

cc.

Consolidation of Future Advances. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

ee.

Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, manufactured dwelling or cooperative. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct;

ff.

Adverse Selection. The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code.

hh.

No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any originator or servicer or the Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

ii.

Origination Practices. The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures. There has been no improper act or omission or alleged improper act or omission or error by the Seller or any employee, agent or representative acting on Seller's behalf, with respect to the origination or servicing of the Mortgage Loan.

jj.

Unacceptable Investment.  Neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan or the related Servicing Rights.

kk.

Servicemembers' Civil Relief Act. The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act, as amended, or other similar state or federal law.

ll.

No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

mm.

Environmental Matters. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance. All required insurance policies, of whatever type, remain in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage validity or binding effect of any such policies. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

oo.

Ground Leases. With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

pp.

Escrow Payments. With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains  unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Interest on Escrows. As of the related Closing Date, Seller has credited to the account of Mortgagors under the Mortgage Loans all interest required to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account. Evidence of such credit shall be provided to Purchaser upon request.

rr.

Escrow Analysis. Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law. All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and have been adjusted to reflect the results of the escrow analyses. Except as allowed by applicable law, there is no inflation factor used in the escrow analysis. Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses.

ss.

Completion Escrows. There are no Mortgage Loans subject to outstanding completion escrows except those specifically identified by Seller as such to Purchaser.

tt.

Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

uu.

Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

vv.

Interest Rate Adjustments. With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Seller shall maintain such statement in the Mortgage File. The conversion features of any ARM Mortgage Loans which are convertible to fixed rate Mortgage Loans are reasonable and customary.

ww.

Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts. Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

xx.

Tax Service Contract; Flood Certification Contract. The Seller has obtained a Tax Service Contract with FARETS on each Mortgage Loan and such contract is assignable to the Purchaser. The Seller has obtained a life of loan, transferable flood certification contract from FAFDS for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser's designee.

yy.

Prepayment Penalties. No Mortgage Loan has a Prepayment Penalty;

zz.

Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated after March 7, 2003, which is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

aaa.

Mortgaged Property Located in New York State. There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law; and

bbb.

Credit Reporting. The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

ccc.

Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

ddd.

Tax Identification/Back Up Withholding. All tax identifications for individual Mortgagors, have been certified as required by law. Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers provided to Purchaser as reflected on the system are correct. To the extent a Mortgage Loan is on back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists.

eee.

IRS Forms. All IRS forms, including, but not limited to, Forms 1099, 1098, 1041 and K-1, as appropriate, which are required to be filed with respect to the Servicing for activity occurring on or before year end 2003 have been filed or will be filed in accordance with applicable law.

fff.

Optional Insurance. All Mortgage Loans for which mortgage/credit life, accidental death, disability, unemployment, or any similar insurance is collected as part of the Mortgagor's monthly payment are identified in the Mortgage File and fully comply with applicable law. None of the Mortgage Loans has a single payment credit life insurance or other optional insurance product that has been considered "predatory" by an Fannie Mae or Freddie Mac. Any Mortgage Loan involved with any type of optional insurance has been properly serviced including, without limitation, the proper application and collection of premiums, the maintenance of complete and accurate records, processing and payment of claims and the handling of correspondence. None of the Mortgage Loans has an optional insurance product that, as of the Closing Date, is being provided free of charge to a Mortgagor.

ggg.

Electronic Drafting of Payments. Concerning Mortgage Loans for which Seller drafts Monthly Payments electronically from the Mortgagor's bank account, such drafting occurs in compliance with applicable, and the applicable agreement with the Mortgagor; and such applicable agreement with the Mortgagor both legally and contractually can be, and will be fully assigned to Purchaser pursuant to the assignment provisions contained therein.

hhh.

Construction Defects. Any home or other improvement included within the Mortgaged Property was constructed in a workmanlike manner, and was accepted by the original homeowner or Mortgagor in good and habitable condition and working order, and conforms with all warranties, express or implied, representations, legal obligations, and local, state and federal requirements and codes concerning the condition, construction, and placement of the home or improvement.

iii.

Third Party Lenders and Third Party Loans. Seller shall be deemed to have made all of the representations and warranties contained herein on behalf of each any third party originator and with respect to each loan originated by a third party as though the Seller were the originator thereof.

Jjj.

MERS Designated Mortgage Loans. For each MERS Designated Mortgage Loan, the Purchaser is the Investor and no person is Interim Funder.

Schedule 15

WMC MORTGAGE CORP.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Defined terms used but not defined in this Schedule 15 shall have the respective meanings assigned to them in the WMC Mortgage Loan Purchase Agreement.

a.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

b.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.  None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

c.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

d.

No Defenses.  Subject to bankruptcy, equitable principles and laws affecting creditors’ rights, the Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  Since origination, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.

e.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such hazard insurance policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

f.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

g.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

h.

Valid First or Second Lien.  The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not materially and adversely affect the Appraised Value of the Mortgaged Property, as set forth in the appraisal of such Mortgage Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (iv) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property.  Subject to bankruptcy, equitable principles and laws affecting creditor rights, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

i.

Validity of Mortgage Documents.  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

j.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

k.

Title Insurance.  The Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to prudent mortgage lenders making non-prime mortgage loans, issued by a title insurer acceptable to prudent mortgage lenders making non-prime mortgage loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (h)(ii) and (h)(iii) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in (h)(iv)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller (or the originator of the applicable Mortgage Loan) and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

l.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

m.

 No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

n.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and ordinances.

o.

Origination; Payment Terms.  The Mortgage Loan was originated by (i) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority or (ii) by a correspondent mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, in which case the Mortgage Loan was re-underwritten by the Seller prior to purchasing the Mortgage Loan in accordance with its Underwriting Guidelines in effect on the date such Mortgage Loan was originated.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Other than with respect to all Interest-Only Mortgage Loans or a Mortgage Loan with a balloon feature, each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date in the case of each ARM Mortgage Loan (or following each Interest-Only Adjustment Date in the case of each Interest-Only Mortgage Loan), to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

p.

Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the Appraised Value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

q.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to prudent mortgage lenders in the secondary mortgage market.

r.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

s.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property in a form acceptable to Fannie Mae and such appraisal complies with the requirements of FIRREA and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser and appraisal of the Mortgage Loan was made in accordance with the Seller’s Underwriting Guidelines (as in effect at the time such Mortgage Loan was originated) and the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

t.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

u.

No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect.

v.

Disclosure and Rescission Materials.  The Mortgagor has (1) received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and (2) has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

w.

 PMI Policy.  No Mortgage Loan is covered by a Primary Mortgage Insurance Policy.

x.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

y.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.  On or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

z.

Delinquency.  All payments required to be made prior to the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

aa.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

bb.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

cc.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

dd.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.

ee.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel (or contiguous parcels) of real property with a Residential Dwelling; provided, however, that any Residential Dwelling that is a condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or cooperative.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Fannie Mae.

ff.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first- or second- lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

gg.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

hh.

No Fraud.  No fraud, misrepresentation or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading in light of the circumstances in which they were made.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

ii.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the nonprime mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.

jj.

[Reserved].

kk.

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state statutes.

ll.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

mm.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

nn.

Insurance.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

oo.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

pp.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

qq.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

rr.

Anti-Money Laundering Laws.  The Seller have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”), in respect of the origination and servicing of each Mortgage Loan; the Seller has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws to the extent applicable to Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

ss.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

tt.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.

uu.

Regarding the Mortgagor.  The Mortgagor, the related co-borrower or the guarantor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae Guidelines for such trusts.

vv.

Tax Service Contract; Flood Certification Contract.  The Seller has obtained a Tax Service Contract with an Approved Tax Service Contract Provider on each Mortgage Loan and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

ww.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  All information necessary to calculate the amount of each Prepayment Penalty is set forth on the Mortgage Loan Schedule; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

xx.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

yy.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after April 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-1 of the New York State Banking Law.

zz.

Credit Reporting.  The Servicer has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

aaa.

Arbitration.  For any Mortgage Loan originated on or after July 1, 2004, no Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

bbb.

Construction/Rehabilitation/Trade-in/Exchange.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

ccc.

Texas Refinance Loans.  Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Penalty.  The Seller does not collect any such Prepayment Penalties in connection with any such Texas Refinance Loan.

ddd.

LTV and CLTV Limit.  No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination.

eee.

Instrument.  Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC.

fff.

Negative Amortization.  With respect to each Mortgage Loan which is a Second Lien, the related first lien does not permit negative amortization.

ggg.

Fannie Mae Selling Guide.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Selling Guide.

hhh.

State Laws.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.); no Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); and no Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

iii.

Balloon Loans.  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

jjj.

Higher Cost Products.  No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.

kkk.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

lll.

Prepayment Premiums.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium; provided, that such offer may have been evidenced by the Seller’s rate sheet/pricing grid relating to such Mortgage Loan, which provided that the Mortgage Loan had a full prepayment premium buy-out pricing adjustment available, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

mmm.

Single Premium Credit Insurance Policies.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

nnn.

Points and Fees.  All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.  Except (i) as set forth on the related Mortgage Loan Schedule or (ii) in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

ooo.

Fees and Charges.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

ppp.

[Reserved].

qqq.

High Cost.  No mortgage loan in the trust is a “high cost home,” “covered” (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

Schedule 16

SERVICING TRANSFER DATES

LOANID	WL SETTLEMENT DATE	SERVICING TRANSFER DATE
11429270	2/2/2006	3/1/2006
11429274	2/2/2006	3/1/2006
11363238	3/30/2006	5/1/2006
11427233	3/30/2006	5/1/2006
11429077	3/30/2006	5/1/2006
11447374	3/30/2006	5/1/2006
11459595	3/30/2006	5/1/2006
11444815	4/27/2006	6/1/2006
11456113	4/27/2006	6/1/2006
11457311	4/27/2006	6/1/2006
11468395	4/27/2006	6/1/2006
11422689	6/29/2006	8/1/2006
11430889	6/29/2006	8/1/2006
11522442	6/29/2006	8/1/2006
11529556	6/29/2006	8/1/2006
11543098	6/29/2006	8/1/2006
11531035	6/29/2006	8/1/2006
11536280	6/29/2006	8/1/2006
11503452	6/29/2006	8/1/2006
11520337	6/29/2006	8/1/2006
11508728	6/29/2006	8/1/2006
11649452	10/30/2006	12/1/2006

Schedule 17

SCHEDULE OF MORTGAGE LOANS WITH RESTRICTED REPRESENTATIONS AND WARRANTIES

[ON FILE]